Exhibit 10.26

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

This Agreement for Purchase and Sale of Real Property (“Agreement”) is made as of this 16th day of December, 2004 (“Effective Date”) by and between ELECTROGLAS, INC., a Delaware corporation (“Seller”), and INTEGRATED DEVICE TECHNOLOGY, INC., a Delaware corporation (“Buyer”).

RECITALS

A. Seller is the owner of a four-building campus containing an aggregate of approximately two hundred sixty-three thousand thirty-nine (263,039) square feet located on approximately 21.507 acres of land commonly known as 6024 Silver Creek Valley Road, in the City of San Jose, County of Santa Clara, State of California.

B. Buyer desires to purchase and Seller desires to sell the above property for the purchase price and on the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1. 1. Purchase and Sale of Property. Seller shall sell to Buyer, and Buyer shall purchase from Seller, upon the terms and conditions hereinafter set forth, the following:

2. 1.1 Real Property. The real property more particularly described on Exhibit “A” together with all of Seller’s right, title and interest in and to the rights appurtenant thereto, any and all easements, rights of way or other appurtenances reflected in the public records and used in connection with the beneficial use and enjoyment of said real property and all of Seller’s right, title and interest in and to all public roads and alleys adjoining or servicing said real property (collectively, the “Land”), together with the four buildings (“Building A,” “Building B”, “Building C” and “Building D”) as more particularly described and identified on Exhibit “B” attached hereto containing in the aggregate approximately two hundred sixty-three thousand thirty-nine (263,039) square feet and all other buildings, improvements and fixtures located on the Land (“Buildings”), and, with the exception of the Seller Retained Property (as defined in Section 1.3 below), all equipment owned by Seller and used in the operation of the Buildings, such as heating, ventilating and air conditioning systems, compressors, vacuum systems, generators, and emergency power generators (“Building Improvements”) (the Buildings and Building Improvements are hereafter collectively referred to as the “Improvements”) (the Land and the Improvements are hereafter collectively referred to as the “Real Property”).

3. 1.2 Intangible Personal Property. All air rights, licenses, franchises, permits, development rights, certificates of occupancy, entitlements, general intangibles, authorizations and approvals now or hereafter owned by Seller and used in connection with the ownership, use and operation of the Real Property (“Intangible Personal Property”).

4. 1.3 Personal Property. Seller’s right, title and interest in (a) all furniture located within the Buildings including, without limitation, office furniture, cubicles, demountable walls, cafeteria furniture, break room furniture, conference room furniture, lobby and ancillary furniture and patio furniture; (b) the security system servicing the Buildings, including all equipment, software, cameras and infrastructure associated with the security system; (c) all cafeteria fixtures and equipment; (d) all audiovisual equipment located and used within the Buildings; and (e) all fitness center equipment, all as more particularly described on Exhibit “C” attached hereto (collectively, the “Personal Property”), but excluding that certain personal property listed on Exhibit “C-l” attached hereto which will be retained by Seller (“Seller-Retained Property”).

5. 1.4 Contracts. Seller’s right, title and interest, to the extent transferable, in the Contracts (as defined in Section 7.3 below) pertaining to the Real Property that Buyer elects to assume at the Close of Escrow pursuant to Section 7.3 hereof.

6. 1.5 Leases. Seller’s right, title and interest in the Leases (as defined in Section 7.7 below) affecting the Real Property.

☐.1.6 Documents. Seller’s right, title and interest, to the extent transferable, in all guarantees, warranties, surveys, engineering studies and reports (including, without limitation, soils, environmental, geotechnical and structural surveys and studies), permits required for the operation of the Real Property, licenses, certificates, franchises and building plans and specifications relating to the Real Property (collectively, the “Documents”).

☐.The Real Property, Intangible Personal Property, Personal Property, Contracts and Documents are hereafter collectively referred to as the “Property.”

7. 2. Purchase Price. Buyer shall pay Twenty-nine Million Dollars ($29,000,000) for the Property (“Purchase Price”).

8. 3. Payment of Purchase Price. The Purchase Price for the Property shall be evidenced by and paid to Seller as follows:

9. 3.1 Initial Deposit. Prior to Buyer’s execution of this Agreement, Buyer deposited with Escrow Holder (as defined in Section 4.1 below), the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) (“Initial Deposit”). Pursuant to written instructions from Buyer, Escrow Holder placed the Initial Deposit in an interest-bearing account with all interest accruing to Buyer. If Buyer terminates this Agreement or is deemed to have terminated this Agreement prior to or upon the expiration of the Feasibility Period (as defined in Section 6 below), Escrow Holder shall return the Initial Deposit and all interest accrued thereon to Buyer. If Buyer gives Seller and Escrow Holder written notice of approval of Buyer’s Feasibility Conditions (as defined in Section 6.1) prior to the expiration of the Feasibility Period in accordance with Section 6.2, the Initial Deposit shall become nonrefundable to Buyer, except as otherwise provided in this Agreement. The Initial Deposit shall be credited against the Purchase Price at the Close of Escrow (as defined in Section 4.2 below).

10. 3.2 Additional Deposit. Unless Buyer terminates this Agreement or this Agreement is deemed terminated in accordance with Section 6.2, Buyer shall, on or before the last day of the Feasibility Period, deposit with Escrow Holder cash in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (“Additional Deposit”).

Escrow Holder shall deposit the Additional Deposit into an interest-bearing account together with the Initial Deposit. The Additional Deposit shall be nonrefundable, except as otherwise provided in this Agreement. The Additional Deposit shall be credited against the Purchase Price at the Close of Escrow. If Buyer fails to complete the purchase of the Property in accordance with this Agreement, then Seller shall be entitled to retain the Initial Deposit and the Additional Deposit as liquidated damages pursuant to Section 13.1 hereof.

11. 3.3 Purchase Price Balance. On or before the Closing Date (as defined in Section 4.2), Buyer shall deposit with Escrow Holder cash in the amount of the Purchase Price, less the sum of the Initial Deposit and the Additional Deposit and all interest accrued thereon.

☐.3.4 Allocation of Purchase Price. A portion of the Purchase Price equal to Two Hundred Fifty Thousand Dollars ($250,000) shall be allocated to the tangible personal property subject to state and local sales tax not including fixtures conveyed by Seller to Buyer hereunder. Seller shall pay all sales taxes levied upon the sale of such tangible personal property not including fixtures and shall indemnify, defend and hold Buyer harmless from all such sales tax liability. The foregoing obligation shall survive the Close of Escrow.

☐.4. Escrow.

12. 4.1 Escrow Holder. Concurrently with the execution of this Agreement, the parties shall open an escrow (“Escrow”) with First American Title Company, whose address is 1737 North First Street, Suite 100, San Jose, California 95112, Attention: Ms. Dian Blair, (408) 451-7800 (“Escrow Holder” or “Title Company”, as applicable) for purposes of consummating the transaction contemplated by this Agreement. Concurrently with the opening of Escrow, the parties shall deliver to Escrow Holder a copy of this Agreement and instructions for the disposition of the Initial Deposit and Additional Deposit in accordance with the terms of this Agreement. At least twenty-four (24) hours prior to the Close of Escrow, Buyer and Seller shall each deliver to Escrow Holder written closing instructions and all executed documents, payments and funds necessary to complete the same in accordance with the terms hereof.

13. 4.2 Close of Escrow. Subject to the satisfaction of the conditions precedent set forth in Section 8, the Close of Escrow for the purchase and sale of the Property shall occur on January 5, 2005. For purposes of this Agreement, the “Close of Escrow” or the “Closing Date” shall mean the date that the Grant Deed (as defined in Section 10.1.1) is recorded by Escrow Holder in the Official Records of Santa Clara County, California. If possible, the parties shall arrange a special recording with the Escrow Holder so that Buyer may wire the balance of the Purchase Price into Escrow on the Closing Date and Seller’s proceeds may be wired to Seller the same day. If a special recording is not permitted by the County Recorder on the Closing Date, then Buyer shall deposit the balance of the Purchase Price into Escrow the day prior to the Closing Date.

5.	Title.

5.1	Approval of Title and Survey.

5.1.1	Title Approval. Prior to the Effective Date, Escrow Holder provided

Buyer with a current preliminary title report for the Real Property (the “Title Report”) issued by Escrow Holder, together with copies of all related underlying documents. By letter to Seller’s counsel dated December 15, 2004, Buyer notified Seller of Buyer’s objections to specific exceptions to title as reflected in the Title Report (“Disapproved Title Exceptions”). All other exceptions to title shown on the Title Report not included in the Disapproved Title Exceptions shall be deemed approved by Buyer. Within three (3) days after receipt of Buyer’s notice of any Disapproved Title Exceptions, Seller may elect to (i) commit to cause such Disapproved Title Exceptions to be released of record or to cause the Title Company to endorse over such Disapproved Title Exceptions, prior to the Close of Escrow, or (ii) elect not to commit to remove any Disapproved Title Exceptions. If Seller fails to give notice of its election within said three (3) day period, Seller shall be deemed to have elected not to remove any Disapproved Title Exceptions. Notwithstanding the foregoing, Seller shall be obligated to remove any delinquent taxes or assessments, mechanic’s liens, judgment liens or monetary encumbrances (other than assessment district liens) affecting the Property (collectively, “Monetary Encumbrance”) prior to the Close of Escrow. Notwithstanding the foregoing, Seller may remove any mechanic’s lien affecting the Property by means of a bond that removes such lien from title. If Seller elects or is deemed to have elected not to remove any Disapproved Title Exceptions, Buyer shall have until the expiration of the Feasibility Period, to (i) elect to terminate this Agreement, or (ii) waive its objection to the Disapproved Title Exceptions and proceed to the Close of Escrow. Buyer’s failure to make such election within said three (3) day period shall be deemed Buyer’s waiver of the Disapproved Title Exceptions and election to proceed to the Close of Escrow.

1. 5.1.2 Survey Approval. During the Feasibility Period, Buyer shall have the right, but not the obligation to obtain an ALTA survey of the Real Property (“Survey”). On or before December 23, 2004, Buyer may notify Seller in writing of any objections Buyer may have with respect to the Survey (“Disapproved Survey Exceptions”). Failure of Buyer to give Seller written notice of any Disapproved Survey Exceptions on or before December 23, 2004 shall be deemed Buyer’s approval of the Survey. If Buyer provides notice of any Disapproved Survey Exceptions, then on or before December 27, 2004, Seller may elect to (i) cause such Disapproved Survey Exceptions to be removed prior to the Close of Escrow, or (ii) elect not to commit to remove any Disapproved Survey Exceptions. If Seller fails to give notice of its election on or before December 27, 2004, Seller shall be deemed to have elected not to remove any Disapproved Survey Exceptions. If Seller elects or is deemed to have elected not to remove any Disapproved Survey Exceptions, Buyer shall have the until and including December 29, 2004 to (A) elect to terminate this Agreement, or (B) waive its objection to the Disapproved Survey Exceptions and proceed to the Close of Escrow. Buyer’s failure to make such election within said time period shall be deemed Buyer’s waiver of the Disapproved Survey Exceptions and election to proceed to the Close of Escrow.

2. 5.1.3 Termination of Agreement. In the event this Agreement is terminated pursuant to this Section 5.1, Escrow Holder shall return the Initial Deposit and all interest accrued thereon to Buyer, and thereafter neither party shall have any further obligation hereunder except with respect to the indemnity obligations pursuant to Sections 7.6 and 12 of this Agreement.

1. 5.2 Failure to Remove Disapproved Exceptions. If, after having committed to remove a Disapproved Title Exception or Disapproved Survey Exception, Seller is unable, despite its best efforts, to cause such Disapproved Title Exception or Survey Exception to be released of record or endorsed over, Buyer shall have the option, on or before the Close of Escrow, to (i) terminate this Agreement by written notice to Seller and Escrow Holder, in which case Escrow Holder shall immediately return to Buyer the Initial Deposit and Additional Deposit and all interest accrued thereon by Buyer’s unilateral instruction and thereafter neither party shall have any further obligation hereunder except with respect to the indemnity obligations in Sections 7.6 and 12 of this Agreement, or (ii) waive its objection to the Disapproved Title Exception or Disapproved Survey Exception in question by delivering written notice of such waiver to Seller and Escrow Holder and proceed to the Close of Escrow without adjustment in the Purchase Price. If Buyer fails to deliver the waiver notice described in the preceding sentence, Buyer shall be deemed to have elected to proceed under clause (i) above. Notwithstanding the foregoing, Seller’s failure to remove a Monetary Encumbrance on or before the Close of Escrow shall be a default by Seller under this Agreement. Seller may use its proceeds from the Purchase Price to remove any Monetary Encumbrance.

2. 5.3 Permitted Exceptions. As used herein, “Permitted Exceptions” shall mean all exceptions to title shown on the Title Report which are (i) standard preprinted exceptions in the Title Policy (as defined in Section 5.5) issued by Escrow Holder other than the “creditors rights” exception, which Seller shall cause to be removed, (ii) general and special real property taxes and assessments, a lien not yet due and payable, (iii) any other liens, easements, encumbrances, covenants, conditions and restrictions of record approved or expressly waived or deemed waived pursuant to Section 5.1, (iv) all Survey exceptions approved or expressly waived or deemed waived pursuant to Section 5.1 and (v) Seller’s Lease (as defined in Section 5.6).

3. 5.4 New or Additional Exceptions. Prior to the Close of Escrow, Seller shall not create or allow to exist any additional title exceptions, execute any leases of the Property or further encumber the Property for a period beyond the Close of Escrow, except with Buyer’s prior written consent, which may be given or withheld in Buyer’s sole and absolute discretion. If between the date of Buyer’s approval of title and the Close of Escrow, any additional exception to title appears as shown in a supplemental title report issued by the Title Company that is not approved by Buyer or caused by Buyer or Buyer’s activities on the Property (in which case the additional title exception shall be deemed a Permitted Exception), Buyer shall give prompt written notice of such new title exception to Seller. Seller shall be obligated to remove from title (or to cause to be insured over to Buyer’s reasonable satisfaction) any Monetary Encumbrance or such additional title exceptions that are voluntarily created by Seller between the expiration of the Feasibility Period and the Close of Escrow. With respect to any such additional title exceptions that are not a Monetary Encumbrance or that were not voluntarily created by Seller, Buyer shall have the right to either (i) terminate this Agreement by giving written notice to Seller and Escrow Holder and obtain the refund of the Initial Deposit and Additional Deposit and all interest accrued thereon and thereafter neither party shall have any further obligation hereunder except with respect to the indemnity obligations pursuant to Sections 7.6 and 12 of this Agreement, or

(ii) proceed with the Close of Escrow and acquire the Property subject to such additional title exceptions without any adjustment in the Purchase Price.

1. 5.5 Title Insurance. Buyer’s obligation to proceed to the Close of Escrow shall be conditioned upon the commitment by Escrow Holder to issue an ALTA Extended Coverage Owner’s Policy of Title Insurance with such endorsements as Buyer may require and which Escrow Holder agrees to issue during the Feasibility Period with a liability limit equal to the Purchase Price, insuring fee simple title to the Real Property vested in Buyer subject only to the Permitted Exceptions (the “Owner’s Title Policy”). Buyer shall be responsible, at Buyer’s sole cost and expense, for obtaining an ALTA Survey of the Property, and the payment of the ALTA portion of the title policy premium and the cost of any endorsements required by Buyer.

2. 5.6 Seller’s Lease. Seller shall continue to occupy all of the Buildings after the Close of Escrow pursuant to a Lease in the form attached hereto as Exhibit “D” (“Lease”), which Seller and Buyer shall execute and deliver into Escrow prior to the Close of Escrow.

3. 6. Buyer’s Feasibility Conditions. Buyer’s obligation to purchase the Property under this Agreement shall be conditioned and contingent upon the satisfaction or waiver in Buyer’s sole and absolute discretion of the feasibility conditions set forth in Section 6.1 (“Buyer’s Feasibility Conditions”) on or before 5:00 p.m. Pacific Time on December 22, 2004 (“Feasibility Period”).

4. 6.1 Buyer’s Feasibility Conditions. Buyer’s Feasibility Conditions shall consist of the following:

1. 6.1.1 Title. Buyer’s approval of the state of title to the Property, including (i) review and approval of the Title Report and of all documents constituting title exceptions thereunder, (ii) review and approval of an ALTA Survey for the Property (at Buyer’s option), and (iii) a determination that Escrow Holder will issue at the Close of Escrow the Owner’s Title Policy in the form specified in Section 5.5.

2. 6.1.2 Due Diligence Documents. Buyer’s review and approval of the Due Diligence Documents (as defined in Section 7.1).

6.1.3 Contracts. Buyer’s review, approval and designation of those Contracts that Buyer will assume at the Close of Escrow in accordance with Section 7.3.

6.1.4 Leases. Buyer’s review and approval of the Leases.

3. 6.1.5 Project Approvals. Buyer’s determination (i) that Buyer’s intended use of the Property conforms with all applicable zoning ordinances, subdivision laws, covenants, conditions and restrictions and all other land use laws and regulations to which the Property is subject, (ii) that the City will not impose any undue restrictions on approvals required for Buyer’s intended use of the Property; (iii) that Buyer will be able to obtain all governmental approvals and permits necessary for Buyer’s intended use of the Property; and (iv) that the Property is otherwise satisfactory for Buyer’s intended use.

1. 6.1.6 Physical Inspection. Buyer’s approval of such Physical Inspections (as defined in Section 7.4) which Buyer elects to undertake with respect to the Property during the Feasibility Period. All costs, expenses, liabilities or charges incurred in or related to the performance of any and all such Physical Inspections shall be the responsibility of Buyer.

2. 6.1.7 Environmental Condition. Buyer’s approval of the environmental condition of the Property, such Environmental Investigations (as defined in Section 7.5) which Buyer elects to undertake with respect to the Property during the Feasibility Period and Buyer’s review and approval of all studies, reports and documents relating to the environmental condition of the Property and properties in the vicinity of the Property, if any. All costs, expenses, liabilities or charges incurred in or related to the performance or review of any Environmental Investigation shall be the responsibility of Buyer.

3. 6.1.8 Other Matters. Buyer’s investigation and approval of such other matters concerning the Property as Buyer deems appropriate or necessary in its sole discretion.

4. 6.2 Waiver or Satisfaction of Conditions. Buyer’s Feasibility Conditions are solely for the benefit of Buyer and may be waived by Buyer in writing. If Buyer approves Buyer’s Feasibility Conditions, Buyer shall give Seller and Escrow Holder written notice of such approval not later than 5:00 p.m. Pacific Time on the last day of the Feasibility Period. If Buyer gives written notice of disapproval of Buyer’s Feasibility Conditions or fails to give written notice of approval of Buyer’s Feasibility Conditions prior to 5:00 p.m. Pacific Time on the last day of the Feasibility Period, this Agreement shall be deemed terminated, the Initial Deposit and all interest accrued thereon shall be returned to Buyer, and neither party shall have any further obligation hereunder except for Buyer’s indemnity obligation under Sections 7.6 and 12 hereof. Buyer’s failure to give its notice of approval of Buyer’s Feasibility Conditions prior to 5:00 p.m. Pacific Time on the last day of the Feasibility Period shall be deemed Buyer’s disapproval of Buyer’s Feasibility Conditions. Buyer’s timely notice of approval of Buyer’s Feasibility Conditions shall serve as Buyer’s election to proceed to the Close of Escrow.

7. Due Diligence Documents; Right of Entry.

7.1 Due Diligence Documents. To the extent Seller has not already provided such documents to Buyer prior to the Effective Date, Seller shall, immediately after the Effective Date, provide Buyer with copies of the following documents for Buyer’s review during the Feasibility Period, to the extent such documents exist and are in the possession of Seller or its consultants (collectively, “Due Diligence Documents”):

(a) the originals or copies of the “as-built” architectural and engineering plans and specifications for the Buildings and Building Improvements;

(b) any existing ALTA survey of the Real Property;

☐. (c) copies of all Phase I and Phase II environmental reports and any other environmental reports, and any soils reports;

(d) a copy of any covenants, conditions and restrictions recorded against the Real Property;

(e) copies of real property tax bills for the fiscal years 2002-2003, 2003-2004 and 2004-2005;

(f) copies of any and all permits and certificates of occupancy issued by any governmental authority with respect to the Buildings or the Real Property;

(g) copies of all Contracts and Documents;

☐. (h) copies of any leases, licenses or occupancy agreements made between Seller and any tenants, licensees or occupants of the Property;

(i) copies of the operating statements for the Property for 2005 and for the years 2003 and 2004, including operating expense history and all capital expenditures;

(j) copies of the most recent fire department inspection reports;

☐.(k) a schedule of any offsite or onsite improvement work Seller is obligated to complete, but has not yet completed, and capital improvement work in process, if any;

☐.(l) all materials provided to Seller by any previous potential purchaser of the Property; and

☐.(m) Such other documents, plans, records, files or other information regarding the Real Property, Buildings, Building Improvements, Personal Property, Intangible Personal Property, Contracts and Documents as may be in the possession of Seller or its agents and consultants excluding corporate, financial and accounting records or other proprietary information regarding the operations of Seller.

1. 7.2 Due Diligence Documents List. To the extent Seller has not done so prior to the Effective Date, Seller shall provide Buyer with a list of the Due Diligence Documents upon the Effective Date.

2. 7.3 Contracts. To the extent Seller has not done so prior to the Effective Date, Seller shall, immediately upon execution of this Agreement, provide Buyer with copies of all service, operation and maintenance contracts affecting the Property (“Contracts”). Prior to the expiration of the Feasibility Period, Buyer shall provide Seller with written notice designating all Contracts that Buyer elects to assume at the Close of Escrow. With respect to all other Contracts, Seller shall terminate such Contracts prior to the Close of Escrow; provided, however, to the extent that any of such Contracts are not terminable by Seller in the time frame between the expiration of the Feasibility Period and the Close of Escrow, then Seller shall remain liable for any payments under such Contracts until the date of termination thereof. Notwithstanding the foregoing, to the extent Seller desires to use the cafeteria and fitness center in Building D during the term of the Lease, Seller shall maintain any Contracts applicable to the operation and maintenance of the cafeteria and fitness center in full force and effect after the Close of Escrow and shall be responsible for any payments due to the vendors under such Contracts.

1. 7.4 Physical Inspection. During the Feasibility Period, Buyer and Buyer’s employees, agents, contractors and consultants (“Buyer’s Parties”) shall have the right to enter the Real Property to perform such investigations and inspections of the Property, including but not limited to soil, engineering, geological, structural and visual tests and inspections (collectively, “Physical Inspections”) as Buyer deems reasonably necessary at Buyer’s sole cost and expense. In conducting such Physical Inspections, Buyer and Buyer’s Parties shall comply with all applicable laws, statutes, ordinances, rules and regulations. Buyer shall provide reasonable advance notice (which may be telephonic) to Seller at Seller’s address for notice set forth in Section 16.1 of any desired entry onto the Real Property by Buyer or Buyer’s Parties to perform Physical Inspections, stating the date on which Buyer desires such entry to occur, the name, address and telephone number of the Buyer’s Party who will make the entry, and the nature and location on the Real Property of the inspection to be performed. In the event that Buyer proposes to perform any destructive or invasive Physical Inspection, Seller shall approve or disapprove the proposed Physical Inspection within one (1) business day after receipt of such notice; provided, however, that Seller shall not unreasonably withhold approval to any invasive Physical Inspection. Seller’s failure to provide disapproval within said one (1) business day period shall be deemed Seller’s approval of such Physical Inspection. If Buyer or Buyer’s Parties take any sample from the Property in connection with an invasive Physical Inspection, Buyer shall provide to Seller a portion of such sample to allow Seller, if it so chooses, to perform its own testing. If Buyer does not purchase the Property and has received a refund of the Initial Deposit and Additional Deposit, then Buyer shall deliver copies of any reports relating to Physical Inspections performed by Buyer or Buyer’s Parties. At Seller’s option, any Physical Inspection that Buyer desires to perform within the Buildings may be scheduled before or after Seller’s regular working hours so as not to interfere with Seller’s use and occupancy of the Building. Buyer shall promptly repair any damage to the Buildings occurring as a result of a Physical Inspection to the condition that existed prior to such damage at its sole cost and expense. All Physical Inspections shall be subject to Section 7.6 hereof.

2. 7.5 Environmental Investigations. During the Feasibility Period, Buyer and Buyer’s Agents may enter the Real Property to perform such environmental assessments (including a Phase I and Phase II environmental assessment) of the Real Property (“Environmental Investigation”) which Buyer elects to undertake at Buyer’s sole cost and expense. Prior to performing any Environmental Investigation, Buyer shall submit to Seller at Seller’s address for notice set forth in Section 16.1 below, prior written notice of the date of Buyer’s proposed entry onto the Real Property for such Environmental Investigation, the name of Buyer’s environmental consultant who will conduct the investigation, and a description of the Environmental Investigation to be performed. In the event that Buyer proposes to perform any Environmental Investigation involving soil and/or groundwater sampling,

Seller shall approve or disapprove the proposed Environmental Investigation within one (1) business day after receipt of such notice; which approval may be withheld in Seller’s sole discretion; provided, however, if Seller disapproves of the proposed Environmental Investigation, Seller shall provide Buyer with written notice of its disapproval and the reasons therefor. Seller’s failure to provide written notice of disapproval within said one (1) business day period shall be deemed Seller’s approval of such Environmental Investigation. If Buyer or Buyer’s Parties take any sample from the Property in connection with an Environmental Investigation involving soil and/or groundwater sampling, Buyer shall provide to Seller a portion of such sample to allow Seller, if it so chooses, to perform its own testing. If Buyer does not purchase the Property and has received a refund of the Initial Deposit and Additional Deposit, then Buyer shall deliver copies of any reports relating to Environmental Investigation performed by Buyer or Buyer’s Parties. If the Environmental Investigation will occur within the Buildings, Seller may require that such Environmental Investigation be performed either before or after Seller’s regular working hours so as not to interfere with Seller’s use and occupancy of the Buildings. Buyer shall, at its sole cost and expense, obtain any and all permits and approvals required from applicable governmental agencies prior to commencing any testing that will disturb the surface of the Real Property. Seller’s representatives may be present at all times during the activities of Buyer and/or Buyer’s Parties on the Property. All Environmental Investigations shall be subject to Section 7.6 hereof.

7.6 Insurance, Indemnity. Buyer shall maintain a policy or policies of commercial general liability insurance insuring against claims and liabilities arising directly from or related to acts, omissions or investigations of Buyer and Buyer’s Parties in, on, or about the Real Property during the Feasibility Period. Such insurance shall have limits of not less than Two Million Dollars ($2,000,000.00) per occurrence and shall (i) specifically name Seller as an additional insured during the Feasibility Period, (ii) not be canceled or the coverage or liability limits reduced without thirty (30) days prior written notice to Seller, and (iii) provide coverage which is primary to such coverage carried by Seller and not in excess thereto. Buyer shall deliver insurance certificates to Seller prior to any entry onto the Real Property by Buyer or any of Buyer’s Parties. Buyer shall indemnify, defend and hold Seller harmless from and against any and all claims, liabilities, costs and expenses, including reasonable attorneys’ fees and other direct costs that Seller may actually incur as a result of Buyer’s activities on the Real Property; provided, however, that the foregoing indemnity shall not apply to (i) any loss, liability, cost, claim, damage, injury or expense to the extent arising from or related to the acts or omissions of Seller, (ii) any diminution in value in the Property arising from or relating to matters discovered by Buyer during its investigation of the Property, (iii) any latent defects in the Property discovered by Buyer, and

(iv) the release or spread of any Hazardous Substances which are discovered (but not deposited) on or under the Real Property by Buyer. The foregoing indemnity shall survive beyond the Close of Escrow, or, if the sale is not consummated, beyond the termination of this Agreement.

7.7 Leases. Seller has entered into those certain leases of portions of the Real Property more particularly described on Exhibit “E” attached hereto (“Leases”). At the Close of Escrow, Seller shall assign to Buyer all of Seller’s right, title and interest in the Leases pursuant to that certain Assignment and Assumption of Leases in the form attached hereto as Exhibit “I” (“Assignment of Leases”). During the Feasibility Period, Buyer shall have the right to obtain an estoppel certificate from each of the tenants under the Leases. Seller shall cooperate with Buyer in Buyer’s efforts to obtain such estoppel certificates. Buyer’s receipt of any such estoppel certificate shall not be a condition precedent to Buyer’s obligations hereunder.

7.8 Buyer’s Independent Investigation.

7.8.1 Buyer acknowledges and agrees that it has been given and will be given before the end of the Feasibility Period, a full opportunity to inspect and investigate each and every aspect of the Property (as it exists as of the end of the Feasibility Period), either independently or through Buyer’s Parties, including, without limitation:

☐.(a) all matters relating to title, together with all governmental and legal requirements such as taxes, assessments, zoning, use permit requirements and building codes;

☐.(b) subject to Sections 7.4 and 7.5 hereof, the physical and environmental condition of the Property;

☐.(c) any easements and/or access rights affecting the Property;

☐.(d) the Contracts; and

☐.(e) all other matters of material significance affecting the Property.

1. 7.8.2 BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 9.1 BELOW, SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN “AS IS WITH ALL FAULTS” BASIS AND THAT EXCEPT FOR BUYER’S RELIANCE ON SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 9.1 BELOW, BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER OR ITS AGENTS AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (i) the quality, nature, adequacy and physical condition of the Property, (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Property, (iv) the development potential of the Property, and the Property’s use, habitability, merchantability or fitness, suitability, value or adequacy of the Property for any particular purpose, (v) the zoning or other legal status of the Property or any other public or private restrictions on the use of the Property, (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, (vii) the condition of title to the Property, (viii) the economics of the operation of the Property and (ix) the type, quality or nature of any use or business conducted on any neighboring property.

2. 7.9 Release. Except as provided below in this Section 7.9, Buyer on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges Seller, Seller’s affiliates, and the partners, shareholders, directors, officers, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns, from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys’ fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the physical condition of the Property or any law or regulation applicable thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Safe Drinking Water (42 U.S.C. Section 300f et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the California Hazardous Waste Control Law (California Health and Safety Sections 25100-25600), the Porter-Cologne Water Quality Control Act (California Water Code Section 13000 et seq.) and the Safe Drinking Water and Toxic Enforcement Act (California Health and Safety Code Section 25249.5 et seq.). The foregoing release and waiver shall not extend to any claims Buyer and its successors and assigns may have with respect to (i) a breach by Seller of any of Seller’s representations and warranties set forth in Section 9.1, (ii) fraud, (iii) breach of the Lease by Seller; (iv) breach of any obligations of Seller under this Agreement that survive the Close of Escrow, and (v) any third-party claims for personal injury or property damage arising out of Seller’s use, occupancy or operations at the Property prior to the Close of Escrow or during the term of the Lease.

In connection with the release provided for above, Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

The provisions of this Section 7.9 shall survive the Close of Escrow but shall only be effective against Buyer in the event the parties have consummated the Close of Escrow hereunder.

1. 8. Buyer’s Conditions to Close of Escrow. The Close of Escrow and Buyer’s

obligation to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions (or Buyer’s waiver thereof) for Buyer’s benefit on or prior to the Close of Escrow (“Buyer’s Closing Conditions”):

2. 8.1 Title Policy. The Title Company shall be committed to issue to Buyer the Owner’s Title Policy in the form specified in Section 5.5;

3. 8.2 Feasibility Conditions. Buyer has approved or waived Buyer’s Feasibility Conditions prior to the expiration of the Feasibility Period;

4. 8.3 Seller Performance. Seller shall have performed all obligations to be performed by Seller pursuant to this Agreement prior to the Close of Escrow;

5. 8.4 Delivery of Documents. Seller shall have deposited into Escrow for delivery to Buyer at the Close of Escrow the documents described and required pursuant to Section 11.1 of this Agreement;

6. 8.5 Representations and Warranties. No event or circumstance shall have occurred which would make any of Seller’s representations, warranties and covenants set forth in this Agreement untrue as of the Close of Escrow; and

7. 8.6 No Change. There shall have occurred no material adverse change in the environmental condition of the Property that would materially impair the use of the Property for the conduct of Buyer’s business in the period between the expiration of the Feasibility Period and the Close of Escrow.

If any of Buyer’s Closing Conditions have not been satisfied by the Closing Date, then Buyer shall give Seller and Escrow Holder written notice on or before the Closing Date specifying the particular condition that has not been satisfied. If Buyer delivers such notice, then Seller may postpone the Close of Escrow for a period up to ten (10) days after the scheduled Closing Date in order to permit Seller to take such action as is necessary to cause the closing condition specified in Buyer’s notice to be satisfied. If the condition specified in Buyer’s notice is not satisfied on the Closing Date, as extended, then Buyer may terminate this Agreement by providing written notice of such termination to Seller and Escrow Holder on or within fifteen (15) days after the extended Closing Date. If Buyer so terminates this Agreement, Escrow Holder shall return the Initial Deposit and Additional Deposit and all interest accrued thereon to Buyer, and neither party shall have any further obligation hereunder except for the indemnity obligations under Sections 7.6 and 12 hereof. Notwithstanding the foregoing, if any of Buyer’s Conditions Precedent set forth in Sections 8.3, 8.4 and 8.5 are not satisfied, Buyer shall have all of the rights and remedies set forth in Section 13.2.

9. Representation and Warranties.

9.1 Seller’s Representations and Warranties. Seller hereby makes the following representations and warranties to Buyer as of the Effective Date and as of the Close of Escrow.

1. 9.1.1 Authority. Seller is a corporation duly formed in the State of Delaware, validly existing and in good standing under the laws of the State of California and has all requisite power and authority to own its properties and to transact its business. Seller has full right, power and authority and is duly authorized to enter into this Agreement, to perform each of the covenants on its part to be performed hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement, and this Agreement constitutes the valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

2. 9.1.2 No Claims. No action, litigation, arbitration or other legal proceeding has been instituted, nor to the best of Seller’s knowledge, has Seller received written notice of any claim or is any such action, litigation, arbitration or other proceeding threatened against Seller which relates to the Property or the transactions contemplated hereby except as disclosed in writing to Buyer. There are currently no governmental investigation, litigation or arbitration proceedings to which Seller is a party which relate to the Property.

1. 9.1.3 Existing Agreement. Neither Seller or the Property is subject to any contract, agreement or restriction which would prevent the consummation of the transactions contemplated by this Agreement. No authorization, consent or approval of any governmental authority is required for the execution and delivery by Seller of this Agreement or the performance of its obligations hereunder.

2. 9.1.4 Insolvency. There are no attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings against Seller.

3. 9.1.5 Documents. True and correct copies of all the Contracts, Leases, Documents and Due Diligence Documents that are in Seller’s possession, custody and control have been delivered or will be made available to Buyer during the Feasibility Period. Seller has not received any written notice of any default under the Contracts and/or the Leases that has not been cured or waived and, to the best of Seller’s knowledge, Seller has no knowledge that any default or any claim of offset exists under the Contracts and/or the Leases. The Leases have not been modified or amended and, to the best of Seller’s knowledge, the Leases are in full force and effect.

4. 9.1.6 No Notice. Seller has not received any written notice from any governmental agency requiring the correction of any condition with respect to the Improvements or the Real Property, or any part thereof, by reason of a violation of any applicable federal, state, county or municipal law, code, rule or regulation, which has not been cured or waived, and, to the best of Seller’s knowledge, no such violation exists with respect to the Property.

5. 9.1.7 Condemnation. There are no pending or, to the best of Seller’s knowledge, contemplated condemnation or annexation proceedings affecting the Property or any part thereof.

6. 9.1.8 No Prior Conveyance. Prior to the Close of Escrow, Seller has not alienated, encumbered, transferred, assigned or otherwise conveyed any interest in the Property, except as set forth in the Title Report. Except for the Leases and as set forth in the Title Report, there are no leases or rental agreements affecting the Property and Seller shall not enter into any such leases or rental agreements during the term of this Agreement without the prior written consent of Buyer.

7. 9.1.9 No Commitments. Seller has not entered into any commitments or agreements with any governmental authorities or agencies affecting the Property that have not been disclosed in writing to Buyer.

9.1.10 Environmental. Neither Seller nor, to the best of Seller’s knowledge, any third party, has used, generated, manufactured, stored or disposed of any Hazardous Substances in, at, on, under or about the Real Property or transported any Hazardous Substance to or from the Real Property in violation of applicable law. The Real Property is not in violation, nor has been or is currently under investigation for violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, worker health and safety, or to the environmental conditions in, at, on, under or about the Real Property including, but not limited to, soil and groundwater conditions. The Real Property has not been subject to a deposit of any Hazardous Substance. There has been no discharge, migration or release of any Hazardous Substance from, into, on, under or about the Real Property. There is not now, nor, to the best of Seller’s knowledge, has there ever been on the Real Property, any underground storage tanks or surface or below-grade impoundments, any asbestos-containing materials or any polychlorinated biphenyls used in hydraulic oils in electrical transformers or other equipment on the Property. The term “Hazardous Substances” shall have the meaning set forth in Exhibit “F” attached hereto.

1. 9.1.11 Survival. Each of the representations and warranties made by Seller in this Agreement, or in any exhibit or on any document or instrument delivered pursuant hereto, shall be true and correct in all material respects on the date hereof, and shall be deemed to be made again as of the Close of Escrow, and shall then be true and correct in all material respects and shall survive the Close of Escrow; provided, however, that Buyer must give Seller written notice of any claim it may have against Seller for a breach of any representation or warranty set forth in this Section 9.1 within two (2) years after the Closing Date. Any claim that Buyer may have against Seller for breach of a representation or warranty contained in this Section 9.1 which is not asserted within such two (2) year period shall not be valid or effective, and Seller shall have no liability with respect thereto. In addition, Buyer may not bring any action against Seller for breach of a representation or warranty set forth in Section 9.1 hereof unless and until the aggregate amount of all liability and losses arising out of such breach exceeds Seventy-five Thousand Dollars ($75,000) and in no event shall Seller’s aggregate liability for breach of such representations and warranties (but not for Seller’s fraud) exceed Three Million Five Hundred Thousand Dollars ($3,500,000). The truth and accuracy of each of the representations and warranties, and the performance of all covenants of Seller contained in this Agreement, are conditions precedent to the Close of Escrow. Seller shall notify Buyer immediately of any facts or circumstances which are contrary to the foregoing representations and warranties contained in this Section 9.1. The provisions of this Section 9.1.11 shall survive the Close of Escrow.

2. 9.1.12 Certain Limitations on Seller’s Representations and Warranties. Notwithstanding anything to the contrary contained in this Agreement, no claim for a breach of a representation or warranty shall be actionable by Buyer if the breach in question results from or is based on a condition, state of facts or other matter with respect to which Buyer has actual knowledge on or prior to the Close of Escrow. For purposes of this Section 9.1.12, the actual knowledge of Buyer shall mean the actual knowledge of Clyde Hosein, Chief Financial Officer and James L. Laufman, Vice President, General Counsel of Buyer and include the information that is provided to Buyer in the Due Diligence Documents and any third-party consultant reports Buyer obtains as a result of its due diligence investigation of the Property (“Exception Matter”). If Buyer obtains actual knowledge of an Exception Matter before the end of the Feasibility Period and Buyer determines to proceed with the purchase of the Property under this Agreement, then Buyer shall consummate the acquisition of the Property subject to such Exception Matter and without any adjustment in the Purchase Price. If Buyer obtains actual knowledge of an Exception Matter after the end of the Feasibility Period and prior to the Close of Escrow, Buyer may elect, prior to the Close of Escrow, to either (i) proceed with the purchase of the Property subject to such Exception Matters without any adjustment in the Purchase Price or (ii) upon written notice to Seller specifying the nature of the Exception Matters, Buyer may terminate this Agreement and receive a refund of the Initial Deposit and the Additional Deposit and all interest accrued thereon; provided, that if Buyer so elects to terminate this Agreement, Seller shall have the right, but not the obligation, to cure such Exception Matters (and the Close of Escrow shall be delayed to the extent necessary to allow Seller up to ten (10) days within which to effect such cure), and if Seller cures such Exception Matter within said ten (10) day period, then Buyer’s right to terminate this Agreement as a result of such Exception Matter shall be null and void and this Agreement shall continue without termination (and, if the Closing Date is extended, the Close of Escrow shall occur on the date that is five

☐.(5) days after the date Seller cures such Exception Matter). If Buyer fails to make the election in clause

☐.(ii) above, then Buyer shall be deemed to have made the election to proceed to the Close of Escrow under clause (i) above. Upon a termination of this Agreement pursuant to this Section 9.1.12, neither party shall have any further obligations hereunder except for the indemnity obligations under Sections

7.6 and 12 hereof.

1. 9.1.13 Seller’s Knowledge. As used in this Section 9.1, the phrase “to the best of Seller’s knowledge” shall mean the actual knowledge of Mr. Thomas E. Brunton and Mr. Steve Hmelar, after reasonable inquiry and investigation; provided, however, that such reasonable inquiry and investigation shall not require Seller to retain any consultants, contractors or other third parties to provide the information that is the subject matter of a representation or warranty.

2. 9.2 Buyer’s Representations. Buyer hereby makes the following representations and warranties to Seller as of the Effective Date and as of the Close of Escrow, all of which survive the Close of Escrow:

1. 9.2.1 Authority. Buyer is a corporation, duly organized in the State of Delaware, validly existing and in good standing in the State of California, and has the capacity and full power and authority to enter into and carry out the agreements contained in, and the transactions contemplated by, this Agreement. This Agreement has been duly authorized and executed by Buyer, and upon delivery to and execution by Seller, shall be a valid and binding agreement of Buyer.

2. 9.2.2 Existing Agreements. Buyer is not subject to any contract, agreement or restriction which would prevent the consummation of the transactions contemplated by this Agreement. No authorization, consent or approval of any governmental authority is required for the execution and delivery by Buyer of this Agreement or the performance of its obligations hereunder.

3. 9.2.3 Insolvency. There are no attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings against Buyer.

4. 9.3 Seller’s Covenants. From the Effective Date until the earlier of the Close of Escrow or the termination of this Agreement, Seller covenants to Buyer as follows:

1. 9.3.1 Seller shall maintain the Property in the same condition and manner as existed upon the expiration of the Feasibility Period, damage by casualty and reasonable wear and tear excepted.

2. 9.3.2 Seller shall pay all bills and invoices for labor, material and services supplied to the Property prior to the Close of Escrow, except to the extent arising from Buyer’s activities on the Property.

3. 9.3.3 Seller shall maintain in full force any insurance coverage pertaining to the Property, either through the existing insurance policies or replacement policies.

9.3.4 Seller shall not enter into any new leases, contracts or agreements, or modify any existing Leases, contracts or agreements relating to the Property for a term beyond the Close of Escrow without the prior written consent of Buyer, which Buyer may withhold in its sole and absolute discretion.

10. Deposits Into Escrow.

4. 10.1 Seller’s Deposits Into Escrow. Seller shall deposit or cause to be deposited into Escrow prior to the Close of Escrow the following:

1. 10.1.1 An executed and acknowledged Grant Deed in the form attached hereto as Exhibit “G” (the “Grant Deed”);

2. 10.1.2 A bill of sale of all of Seller’s right, title and interest in and to any Personal Property in the form attached hereto as Exhibit “H” (the “Bill of Sale”);

10.1.3 An assignment of Contracts, Documents and Intangible Property in the form attached hereto as Exhibit “J” (the “Assignment”);

10.1.4 Two counterpart originals of the Assignment of Leases;

3. 10.1.5 An executed Federal Non-Foreign Investor Affidavit in the form attached hereto as Exhibit “K” (the “FIRPTA Affidavit”);

10.1.6 An executed Withholding Exemption Certificate (California Form 593 (W) as required under the California Revenue and Taxation Code;

10.1.7 Two counterpart originals of the Lease;

1. 10.1.8 Originals (or to the extent originals are not available, copies) of all of the Contracts assumed by Buyer pursuant to Section 7.3;

2. 10.1.9 Such evidence or documents reasonably required by the Title Company relating to (a) mechanic’s or materialmen’s liens, (ii) parties in possession, or (iii) the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property; and

1. 10.1.10 Such other documents as may be reasonably required to consummate this transaction.

2. 10.2 Buyer’s Deposits Into Escrow. Buyer shall deposit into Escrow prior to the Close of Escrow the following:

☐.10.2.1 The Purchase Price and such additional funds as may be required to pay Buyer’s share of closing costs as provided herein;

1. 10.2.2 Two counterpart originals of the Assignment;

2. 10.2.3 Two counterpart originals of the Assignment of Leases;

3. 10.2.4 Two counterpart originals of the Lease;

2. 10.2.5 Such evidence or documents as may be reasonably required by the Title Company evidencing the status and capacity of Buyer and the authority of the person or persons who are executing the various documents on behalf of Buyer in connection with the purchase of the Property; and

3. 10.2.6 Such other documents as may be reasonably required to consummate this transaction.

4. 10.3 Expenses of Escrow. Seller shall pay (i) the CLTA premium for the Owner’s Title Policy, (ii) all county documentary transfer taxes, (iii) all escrow fees and (iv) one-half of the City transfer tax. Buyer shall pay (i) the ALTA portion of the premium for the Owner’s Title Policy, if Buyer elects ALTA coverage, (ii) the cost of an ALTA survey, if Buyer elects to obtain the same; (iii) the cost of any title endorsements Buyer elects to obtain and (iv) one-half of the City transfer tax. All other reasonable and customary expenses, fees and costs incurred in connection with the consummation of the Escrow, including, without limitation, document preparation charges and recording fees, shall be borne by the parties hereto in accordance with the custom and practice in Santa Clara County, California, or in the absence of custom, equally between the parties. Buyer and Seller shall each bear their own respective attorneys’ fees and accounting costs incurred in connection with this transaction.

10.4 Prorations.

10.4.1 Taxes. All real property taxes and assessments shall be prorated between Buyer and Seller as of the Close of Escrow with appropriate debits and credits to the accounts of Buyer and Seller so that, as between Buyer and Seller, Seller shall pay all of the taxes and assessments to the extent allocable to the period ending on the date immediately prior to the Close of Escrow and Buyer shall pay all of the taxes and assessments to the extent duly allocable to the period commencing upon the Close of Escrow. If the amount of the current tax payment is not available, such proration shall be made on the basis of the most recent tax information available at the Close of Escrow and the parties shall make appropriate corrections promptly when accurate information becomes available. Any corrected adjustment or prorations shall be paid in cash to the party entitled thereto. In addition, all personal property taxes levied on the Personal Property shall be prorated between Buyer and Seller as of the Close of Escrow with appropriate debits and credits to the accounts of Buyer and Seller so that, as between Buyer and Seller, Seller shall pay all of such personal property taxes to the extent allocable to the period ending on the date immediately prior to the Close of Escrow and Buyer shall pay all of the taxes and assessments to the extent duly allocable to the period commencing upon the Close of Escrow. If the amount of the current personal tax payment is not available, such proration shall be made on the basis of the most recent personal property tax information available at the Close of Escrow and the parties shall make appropriate corrections promptly when accurate information becomes available. Any corrected adjustment or prorations shall be paid in cash to the party entitled thereto.

1. 10.4.2 Operating Expenses. All expenses applicable to the operation and maintenance of the Property shall be prorated between Buyer and Seller as of the Close of Escrow with appropriate debits and credits to the accounts of Buyer and Seller so that, as between Buyer and Seller, Seller shall pay all of the expenses to the extent allocable to the period ending on the date immediately prior to the Close of Escrow and Buyer shall pay all of such expenses to the extent duly allocable to the period commencing upon the Close of Escrow. Seller shall be credited for any prepaid sums under Contracts assumed by Buyer pursuant to Section 7.3. Any item of expense which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data available and re-prorated within thirty (30) days after the information is available. Any corrected adjustment or prorations shall be paid in cash to the party entitled thereto. The provisions of this Section 10.4 shall survive the recordation of the Grant Deed.

2. 10.4.3 Leases. All rents and other tenant payments under the Leases shall be prorated between Buyer and Seller as of the Close of Escrow with appropriate debits and credits to the accounts of Buyer and Seller so that, as between Buyer and Seller, Seller shall receive all such rents and tenant payments allocable to the period ending on the date immediately prior to the Close of Escrow and Buyer shall receive all rents and tenant payments allocable to the period commencing upon the Close of Escrow. At the Close of Escrow, Buyer shall receive a credit against the Purchase Price equal to the amount of any unapplied security deposits required to be held by Seller under the Leases.

3. 10.4.4 Tax Appeals. If any property tax appeal proceedings instituted by Seller shall not have been resolved by the Close of Escrow and relate to any tax period all or a portion which precedes the Close of Escrow, Seller shall be entitled to control the disposition of such tax appeal, and any refunds received therefrom, net of any expenses incurred by Seller in connection therewith, shall be prorated between the parties on the basis of the portions of such refunds accruing to periods before and after the Close of Escrow.

4. 10.5 Possession. Possession of the Real Property shall be delivered to Buyer at the Close of Escrow, subject to the Lease.

5. 11. Transfers and Assignments. Buyer shall have the right to assign this

Agreement to a corporation, joint venture, partnership, limited liability company or other similar entity, controlled by or under common control with Buyer. Any assignment permitted under this Section 11 shall not release Buyer of its obligations hereunder, and the assignee or nominee under this Agreement shall assume all obligations of Buyer and agree to execute all documents and to perform all obligations imposed on Buyer as if the assignee or nominee was the original buyer under this Agreement. Except as expressly set forth above, Buyer shall not transfer or assign this Agreement or any of Buyer’s rights or obligations hereunder without the prior written consent of Seller, which Seller shall not unreasonably withhold. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

12. Broker’s Commission. The parties acknowledge that Joseph Moriarty and Greg Davies of CPS CORFAC International (“CPS”) have represented Buyer in this transaction (“Buyer’s Brokers”) and Eric Fox, Michael Benevento and Michael Filice of CPS have represented Seller in this transaction (“Seller’s Brokers”). Upon the Close of Escrow, Seller shall pay a real estate brokerage commission to CPS in connection with the brokerage services provided by Seller’s Brokers to Seller in connection with this transaction pursuant to a separate agreement and Buyer shall pay a real estate brokerage commission to CPS in connection with the brokerage services provided by Buyer’s Brokers to Buyer in connection with this transaction pursuant to a separate agreement. Except with respect to the CPS, each party represents and warrants to the other party that it has not dealt with, nor does such representing party have any knowledge of, any persons, firms or entities which would be entitled to a broker’s commission, finder’s fee or the like in connection with the transactions contemplated by this Agreement. In the event any warranty or representation made by a party in this Section 12 proves to be false, such party shall indemnify, defend and hold the other party harmless with respect to any claims, losses, costs, liabilities and other expenses (including attorneys’ fees) which the other party may incur as a result of such breach or misrepresentation. The foregoing obligation shall survive the Close of Escrow.

13. Remedies.

6. 13.1 Liquidated Damages. BUYER ACKNOWLEDGES THAT IF IT DEFAULTS IN ITS PERFORMANCE HEREUNDER AT THE CLOSE OF ESCROW, SELLER SHALL BE ENTITLED TO COMPENSATION FOR THE DETRIMENT RESULTING FROM THE REMOVAL OF THE PROPERTY FROM THE MARKET. THE PARTIES HERETO AGREE THAT THE DAMAGES THAT SELLER SHALL SUSTAIN AS A RESULT OF SUCH BREACH WILL BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN. THEREFORE, THE PARTIES AGREE THAT IF THE CLOSE OF ESCROW FAILS TO OCCUR AS A RESULT OF A BREACH BY BUYER OF ITS OBLIGATIONS HEREUNDER, SELLER SHALL BE ENTITLED TO RETAIN OR RECOVER THE SUM OF THE INITIAL DEPOSIT AND ADDITIONAL DEPOSIT (i.e., FIVE HUNDRED THOUSAND DOLLARS ($500,000.00)) AS ITS EXCLUSIVE REMEDY AGAINST BUYER, AT LAW OR IN EQUITY, FOR BREACH OF BUYER’S COVENANT TO PURCHASE THE PROPERTY (BUT NOT FOR BREACH OF THE MATTERS SET FORTH IN THE FOLLOWING SENTENCE), AND SAID SUM SHALL BE PAID AND RECEIVED AS LIQUIDATED DAMAGES

AND NOT AS A PENALTY. EXCEPT WITH RESPECT TO BUYER’S BREACH OF ANY INDEMNITY OBLIGATION OR ANY OTHER OBLIGATION OF BUYER HEREUNDER (OTHER THAN THE COVENANT TO PURCHASE THE PROPERTY) WHICH SURVIVES THE CLOSE OF ESCROW (WHICH BREACH SHALL ENTITLE SELLER TO SEEK ANY AND ALL REMEDIES AVAILABLE AT LAW AND IN EQUITY AND FOR WHICH BREACH THIS SECTION 13 SHALL NOT APPLY), BOTH PARTIES ACKNOWLEDGE AND AGREE THAT SAID AMOUNT IS PRESENTLY A REASONABLE ESTIMATE OF SELLER’S DAMAGES IN THE EVENT OF BUYER’S BREACH OF ITS OBLIGATION TO PURCHASE THE PROPERTY CONSIDERING ALL OF THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, INCLUDING THE RELATIONSHIP OF THE SUM TO THE RANGE OF HARM TO SELLER THAT REASONABLY COULD BE ANTICIPATED AND THE ANTICIPATION THAT PROOF OF ACTUAL DAMAGES WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT. BY INITIALING THIS SECTION BELOW, THE PARTIES HERETO SIGNIFY THEIR APPROVAL AND CONSENT TO THE TERMS OF THIS SECTION.

Seller’s Initials Buyer’s Initials

1. 13.2 Buyer’s Remedies. If the Close of Escrow fails to timely occur due to a breach of this Agreement by Seller which is not cured within ten (10) days after Seller’s receipt of Buyer’s written notice of such breach, (a) this Agreement shall not be terminated automatically, but only upon delivery to Escrow Holder and Seller of Buyer’s written notice of its election to terminate, in which case, (i) Escrow Holder shall immediately return to Buyer the Initial Deposit and Additional Deposit and all interest accrued thereon and any sums deposited by Buyer into Escrow by Buyer’s unilateral instruction, (ii) Seller shall reimburse Buyer for the actual third-party costs (not to exceed One Hundred Thousand Dollars ($100,000)) incurred by Buyer in performing its due diligence review of the Property and preparing and negotiating this Agreement within ten (10) days after receipt of Buyer’s invoice for such costs, and (iii) upon Buyer’s receipt of the Initial Deposit and Additional Deposit and the actual third party costs incurred by Buyer referenced in clause (ii) above, neither party shall have any further obligation hereunder except for the indemnity obligations set forth in Sections 7.6 and 12), or (b) Buyer shall be entitled to keep this Agreement in effect and pursue against Seller an action for specific performance of this Agreement, and Buyer may record a notice of pendency of action against the Property.

☐.14. Casualty Loss. If one or more of the Buildings are materially damaged or destroyed prior to the Close of Escrow, Seller shall, within five (5) days of such damage or destruction, give written notice to Buyer of the date and nature of such damage or destruction and of Seller’s election to repair or not to repair such damage or destruction. Seller shall have no obligation to repair such damage or destruction. “Material damage” shall mean damage which costs in excess of One Hundred Thousand Dollars ($100,000) to repair. If Seller elects not to repair such damage or destruction, Buyer may, by ☐.delivering written notice to Seller within five (5) calendar days following receipt of

Seller’s notice, elect to terminate this Agreement or accept title to the Property subject to such damage or destruction, without recourse against Seller or reduction in the Purchase Price. In the event Buyer elects to accept title to the Property, Seller shall assign to Buyer at the Close of Escrow any and all rights Seller may have to insurance proceeds payable in connection with such damage or destruction. If Buyer elects to terminate this Agreement, this Agreement shall be deemed canceled and of no further force or effect (except for obligations under this Agreement which expressly survive termination), the Initial Deposit and Additional Deposit and all accrued interest thereon shall be refunded to Buyer, and the parties shall have no recourse against each other at law or in equity, or otherwise be liable to the other, for any reason relating to this Agreement except for the indemnity obligations under Sections 7.6 and 12.

☐.15. Condemnation. If any part of the Real Property is condemned prior to the Close of Escrow, Seller shall, within five (5) days of Seller’s knowledge of the condemnation proceeding, give Buyer written notice of such condemnation and Buyer shall have the option of either purchasing the Property and receiving the proceeds from such condemnation with no further recourse against Seller (at law, in equity or otherwise) or declaring this Agreement terminated by delivering written notice of termination to Seller. If so terminated, this Agreement shall be deemed canceled and of no further force or effect, the Initial Deposit and Additional Deposit and all accrued interest thereon shall be refunded to Buyer, and the parties shall have no recourse against each other at law or in equity, or otherwise be liable to the other, for any reason relating to this Agreement except for the indemnity obligations under Sections 7.6 and 12.

☐.16. General Provisions.

2. 16.1 Notices. Any notice, request, demand, consent, approval or other communication required or permitted hereunder or by law shall be in writing and shall be deemed duly given (i) when personally delivered, (ii) sent by overnight courier providing evidence of receipt of delivery, (iii) by United States mail, registered or certified mail, postage prepaid, return receipt requested, or (iv) by facsimile or telecopy, to the addresses set forth below or to such other address of which the parties are subsequently notified in writing:

Buyer:	Integrated Device Technology, Inc.
2975 Slender Way
Santa Clara,
California 95054
Attn: James L. Laufman, Esq.
Vice President, General Counsel
Telephone: (408) 492-8614
Facsimile: (408) 492-8454

With a copy to:	Berliner Cohen
10 Almaden Boulevard, Eleventh Floor
San Jose,
California 95113
Attn: Steven J. Casad, Esq.
Telephone: (408) 286-5800
Facsimile: (408) 998-5388

Seller:	Electroglas, Inc.
6024 Silver Creek Valley Road San Jose, CA 95138 Attn: Mr. Thomas Brunton Telephone: (408) 528-3300 Facsimile: (408) 528-3542

With a copy to:	Morrison & Foerster LLP 755 Page Mill Road Palo Alto, CA 94304 Attn: Philip J. Levine, Esq. Telephone: (650) 813-5613 Facsimile: (650) 494-0792

Notices shall be deemed delivered upon receipt. Any party may change its address for notice by giving written notice of such change to the other party.

1. 16.2 Legal Fees. In the event either party brings an action or suit against the other party by reason of any breach of any of the covenants or agreements on the part of the other party arising out of this Agreement, then, in that event, the prevailing party in such action or dispute, whether by final judgment or out of court settlement, shall be entitled to have and recover of and from the other party all reasonable costs and expenses of suit, including reasonable attorneys’ fees.

2. 16.3 Waiver of Jury Trial. Buyer and Seller each acknowledge and agree that any controversy which may arise under this Agreement would be based upon difficult and complex issues, and therefore, Buyer and Seller each hereby waive any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement and agree that any such action or proceeding shall be tried in a court of competent jurisdiction by a judge and not by a jury.

3. 16.4 Survival of Indemnities. Buyer’s indemnity obligation under Sections 7.6 and 12 of this Agreement shall survive the recordation of the Grant Deed at the Close of Escrow. Seller’s indemnity obligations under Section 12 hereof shall survive the recordation of the Grant Deed at the Close of Escrow.

4. 16.5 Required Actions of Buyer and Seller. Buyer and Seller agree to execute such instruments and documents and to diligently undertake such actions as may be reasonably required in order to consummate the purchase and sale herein contemplated and shall use their diligent efforts to accomplish the Close of Escrow in accordance with the provisions hereof.

5. 16.6 Time of Essence. Time is of the essence of each and every term, condition, obligation, and provision hereof.

6. 16.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which, together, shall constitute one and the same instrument. The parties contemplate that they may be executing counterparts of this Agreement transmitted by facsimile and agree and intend that a signature by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.

7. 16.8 Captions. Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

8. 16.9 No Obligations to Third Parties. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto, to any person or entity other than the parties hereto.

1. 16.10 Exhibits. The Exhibits attached hereto are hereby incorporated herein by this reference.

2. 16.11 Amendment to this Agreement. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

3. 16.12 Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereto.

4. 16.13 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

5. 16.14 Fees and Other Expenses. Except as otherwise provided herein, each of the parties shall pay its own fees and expenses in connection with this Agreement.

6. 16.15 Severability. If any provision of this Agreement is, or hereinafter is adjudged to be, for any reason void, unenforceable, or invalid, it is the specific intent of the parties that the remainder hereof shall be and remain in full force and effect.

7. 16.16 Entire Agreement. This Agreement supersedes any prior agreement, oral or written, and contains the entire agreement between Buyer and Seller as to the subject matter hereof. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent, or representative of either party shall be of any effect unless it is in writing and executed by the party to be bound thereby.

8. 16.17 Applications. Buyer intends to apply for and process applications for permits and other governmental approvals that may be required for Buyer to construct tenant improvements in the Buildings after the Close of Escrow. Seller agrees to cooperate with Buyer, at no cost to Seller, by executing as the owner of the Real Property such applications as may be reasonably necessary for Buyer to construct such tenant improvements; provided, however, in no event shall any such permits or other governmental approvals be finalized or be binding upon the Real Property until after the Close of Escrow. Buyer shall keep Seller informed of the progress of its applications for such permits and governmental approvals.

1. 16.18 No Recording. Neither this Agreement or any memorandum or short form thereof may be recorded by Buyer without Seller’s prior written consent, which consent shall not be unreasonably withheld.

2. 16.19 Performance on Business Days. In the event that the date on which performance or payment of any obligation of a party required hereunder is other than a business day, the time for payment or performance shall automatically be extended to the first business day following such date.

3. 16.20 Confidentiality. Buyer and Seller shall each maintain as confidential any and all non-public material obtained about the other and, in the case of Buyer, about the Property, and shall not disclose such information to any third party (other than professionals, employees, agents, attorneys and consultants) except for disclosures required by law. In addition, neither party shall issue any press release or other public announcement regarding this transaction without first obtaining the other party’s prior written approval with respect to the release or announcement and the content thereof. This provision shall survive beyond the Close of Escrow, or, if the sale is not consummated, beyond the termination of the Agreement.

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the day and year first above written.

“SELLER”

ELECTROGLAS, INC., a Delaware corporation

By:	/s/ KEITH BARNES

Its:	Chairman and CEO

By:	/s/ THOMAS BRUNTON

Its:	CFO

“BUYER”

INTEGRATED DEVICE TECHNOLOGY, INC., a Delaware corporation

By:	/s/ Clyde R. Hosein

Its:	Vice President and CFO

By:

Its:

EXHIBIT “A”

LEGAL DESCRIPTION OF PROPERTY

Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL A:

All of Parcel A of that certain Lot Line Adjustment Permit, File No. AT 98-03-031, issued by the City of San Jose, California, and recorded August 10, 1998 as Document No. 14327079 of Official Records. Said land being more particularly described as follows: Being a portion of Lot 1, together with a portion of Lot 2, as said Lots are shown upon that certain Map filed for record on December 22, 1983, in Book 523 of Maps, at pages 5 and 6, Santa Clara County Records and lying within the City of San Jose, County of Santa Clara, State of California, also together with a portion of that certain 6.70 acre parcel of land as shown on that Record of Survey entitled “Being a part of Lots 7 & 1 of the Fontanoso Tract, Book H of Maps at page 147”, filed for record on October 24, 1950 in Book 29 of Maps at page 6, Santa Clara County Records, being more particularly described as follows: Beginning at the intersection of the Northeasterly line of said Lot 1 (Book 523 of Maps at pages 5 and 6) and the Southeasterly line of that certain parcel of land granted to the City of San Jose, by Grant Deed recorded February 19, 1985 in Book J254, page 146, Official Records; thence South 45° 00’ 00” East 920.47 feet along said Northeasterly line of said Lot 1 and the Northeasterly line of said Lot 2 to the most Easterly corner of said Lot 2; thence South 44° 59’ 36” West 357.01 feet along the Southeasterly line of said Lot 2; thence South 89° 59’ 30” West 923.05 feet along the Southerly line of said Lot 2; thence leaving said Southerly line of said Lot 2 North 00° 00’ 11” East, 61.11 feet; thence North 36° 06’ 20” West, 301.18 feet; thence North 53° 53’ 40” East 347.75 feet; thence North 25° 03’ 20” West 52.74 feet to the Southeasterly line of that certain Parcel of land granted to the City of San Jose, by Grant Deed recorded February 19, 1985, in Book J254 at page 146, Santa Clara County Records and the Southeasterly line of Silver Creek Valley Road (formerly known as Fontanoso Road) as shown on that certain Record of Survey of the Monument line of Hellyer Avenue, filed for record on March 14, 1984 in Book 525 of Maps at pages 52 through 59, and the beginning of a non-tangent curve to the left, the center of which bears North 26° 01’ 47” West; thence Northeasterly along the Southeasterly line of last said parcel granted to the City of San Jose and said Southeasterly line of Silver Creek Valley Road, along said curve to the left with a radius of 1264.00 feet through a central angle of 18° 58’ 05” for an arc length of 418.45 feet and North 45° 00’ 08” East 147.61 feet to the point of beginning.

PARCEL B:

All of Parcel B of that certain Lot Line Adjustment Permit, File No. AT 98-03-031, issued by the City of San Jose, California, and recorded August 10, 1998 as Document No. 14327079 of Official Records. Said land being more particularly described as follows: Being a portion of that certain 6.70 acre parcel of land as shown on that Record of Survey entitled “Being a part of Lots 7 & 1 of the Fontanoso Tract, Book H of Maps at page 147”, filed for record on October 24, 1950 in Book 29 of Maps at page 6, Santa Clara County Records, together with portions of Lot 1 and Lot 2, as said Lots are shown upon that certain Map filed for record on December 22, 1983, in Book 523 of Maps, at pages 5 and 6, Santa Clara County Records and lying within the City of San Jose, County of Santa Clara, State of California, being more particularly described as follows: Beginning at the intersection of the Northeasterly line of Lot 1 as said Lot is shown upon that certain map filed for record on December 22, 1983 in Book 523 of Maps, at pages 5 and 6, Santa Clara County Records and lying within the City of San Jose, County of Santa Clara, State of California and the Southeasterly line of that certain parcel of land granted to the City of San Jose by Grant Deed recorded February 19, 1985 in Book J254, page 146, Official Records; thence South 45° 00’ 00” East 920.47 feet along said Northeasterly line of said Lot 1 and the Northeasterly line of said Lot 2 to the most Easterly corner of said Lot 2; thence South 44° 59’ 36” West 357.01 feet along the Southeasterly line of said Lot 2; thence South 89° 59’ 30” West 923.05 feet along the Southerly line of said Lot 2 to the true point of beginning; thence leaving said Southerly line of said Lot 2 North 00° 00’ 11” East 61.11 feet; thence North 36° 06’ 20” West 301.18 feet; thence North 53° 53’ 40” East 347.75 feet; thence North 25° 03’ 20” West, 52.74 feet to the Southeasterly line of that certain Parcel of land granted to the City of San Jose by Grant Deed recorded February 19, 1985 in Book J254, page 146, Official Records and the Southeasterly line of Silver Creek Valley Road (formally known Fontanoso Road), as shown on that certain Record of Survey of the Monument line of Hellyer Avenue, filed for record on March 14, 1984 in Book 525 of Maps at pages 52 through 59, and the beginning of a non-tangent curve to the left, the center of which bears North 26° 01’ 47” West; thence Southwesterly along the Southeasterly line of last said parcel granted to the City of San Jose and said Southeasterly line of Silver Creek Valley Road, along said curve to the right with a radius of 1264.00 feet through a central angle of 11° 55’ 41” for an arc length of 263.15 feet to a point in the Westerly line of said Lot 1 and the most Southerly corner of said parcel of land granted to the City of San Jose; thence continuing Westerly along the Southeasterly line of Silver Creek Road, and the Southerly line of that parcel granted to the City of San Jose by Grant Deed recorded January 2, 1985, in Book J158, at page 385 Official Records along a curve to the right with a radius of 1264.00 feet through a central angle of 15° 22’ 50” for an arc length of 339.31 feet and North 88° 43’ 16” East 5.35 feet to the Northwesterly line of said 6.70 acre parcel; thence South 73° 00’ 30” West 271.24 feet along said Northwesterly line to the most Northeasterly corner of that certain Parcel B granted to the Santa Clara Valley Water Conservation District by Grant Deed recorded March 13, 1959 in Book 4352 of page 646, Official Records; thence along the Northeasterly line of said parcel, the following three (3) courses; (1) South 42° 43’ 41” East 176.98 feet; (2) Along a curve to the right with a radius of 480.00 feet through a central angle of 4° 17’ 00” for an arc length of 35.88 feet and (3) South 38° 26’ 41” East 246.31 feet to the Southerly line of said 6.70 acre parcel; thence North 89° 59’ 30” East 447.14 feet along the Southerly line of said parcel to the Southeast corner of said 6.70 acre parcel; thence North 89° 59’ 30” East 22.78 feet along Southerly line of Lot 2 to the true point of beginning.

EXCEPTING THEREFROM all that portion thereof conveyed to the City of San Jose, a California Corporation Charter City by Grant Deed recorded March 20, 2000, as Document No. 15184621 of Official Records.

APN: 678-93-24, 26, 34

Arb: 678-14-007; 007.01; 007.01.01; 008; 008.01; 008.01.01; 008.01.02; 008.02; 008.02.01

EXHIBIT “B” DESCRIPTION OF BUILDINGS Building A-2 story Customer Pavilion/Main Lobby containing approximately 17,992 square feet Building B-2 story Office/Manufacturing building containing approximately 141,311 square feet Building C-3 story Office Building containing approximately 89,247 square feet. Building D-2 story Employee Pavilion containing approximately 14,559 square feet.

EXHIBIT “C”

LIST OF PERSONAL PROPERTY

Area	Property Transferred to Buyer
All Areas Office Equipment:	None

All Areas Cubicles Components:	Walls Writing surfaces overhead cabinets file cabinets chairs book shelves

All Areas Hard Wall Offices:	Chairs Desks File Cabinets Book Shelves White boards attached to walls Clocks attached to walls Pictures of SJ Campus Tables

Break rooms:	Refrigerators Microwave’s Water Purifiers Tables and chairs

Training Rooms:	Tables Chairs Permanently attached white boards and screens

Conference Rooms:	Tables Chairs Cabinets Clocks Projector Screens White boards attached to walls

Board Room:	Chairs tables AV Equipment Clocks Campus Pictures Projector screen Kitchen Equipment

Demo Room:	A/V Equipment located in room or associated closet Built in Projector and screen

Hallways:	SJ Campus pictures

Lobby:	Receptionist Station Chairs Tables

Cafeteria & Patio:	All Kitchen equipment not supplied by corporate Chef All Tables and Chairs

Fitness Center:	All Fitness Equipment

Security:	All equipment, software, cameras associated with the security system

Engineering Labs:	shelving bolted to building

Shipping/Receiving:	Shelving and cages bolted to building Pallet Racks

Data Center (NOC):	UPS System Equipment Racks Cable Plant

Wiring Closets:	Racks and patch panels

Equipment Pads:	Compressors Pumps Generators

Other Facility Property:	Demountable Walls Bike Lockers

Storage Areas C3 Storage area:	None

B2 accounting record area:	None

EXHIBIT “C-l”

LIST OF SELLER-RETAINED PROPERTY

Area	Seller Retained Property
All Areas Office Equipment (all):	PC’s Printers Portable Projectors Overhead Projectors Telephones Copiers Adding Machines/Calculators Fax Machines Shredders Polycom Phones Mobile electronic White boards Free standing TV’s Typewriters

All Areas Cubicles Components:	Waste Baskets

All Areas Hard Wall Offices:	Art work

Break rooms: Training Rooms: Conference Rooms: Board Room: Demo Room: Hallways: Lobby: Cafeteria & Patio: Fitness Center:	Note: coffee makers and vending machines belong to vending service Art work Mobile Video Conferencing equipment Easels None None Art work Plants Art Work None

Security: Engineering Labs:

Shipping/Receiving:

Data Center (NOC):

Wiring Closets:

Equipment Pads:

Other Facility Property:

Storage Areas: C3 Storage area:

B2 accounting record area:

All Tools and fixtures Work Benches Roll around carts Portable Hoists Air Tents Power Poles Environmental Chamber Haz Mat containers

Fork Lifts Pallet Jacks Hand Trucks Packing material dispensers Scales roll around cards and shelving

Phone System All Computers All Network Equipment

All Network Equipment Wireless Access Points

None

Plants Dumpsters owned by refuse Company

Old file cabinets containing EG documents

File cabinets

EXHIBIT D

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made as of this              (        ) day of             , 2005, by and between INTEGRATED DEVICE TECHNOLOGY, INC., a Delaware corporation (“Landlord”), and ELECTROGLAS, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the four (4) buildings described as “Building A,” “Building B,” “Building C,” and “Building D” (collectively, the “Buildings”) and located at 6024 Silver Creek Valley Road, San Jose, California, as more particularly described on Exhibit A attached hereto (“Premises”). Landlord and Tenant hereby agree that, in the aggregate, the Buildings consist of approximately two hundred sixty-three thousand thirty-nine (263,039) rentable square feet. As used herein, the term “Project” shall mean the Buildings, the land upon which the Buildings are situated and any and all other improvements, fixtures and equipment now or hereafter situated on such land. The parties acknowledge that Tenant is leasing the Premises from Landlord following the sale of the Project by Tenant to Landlord. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon the following terms and conditions:

1. 1. Use. Tenant shall use the Premises only for office, research and development, and other uses in effect prior to Tenant’s sale of the Project to Landlord.

2. 2. Term. The term (“Lease Term”) shall commence on the Closing Date (as such term is defined in that certain Agreement for Purchase and Sale of Real Property (the “Purchase Agreement”) made as of December     , 2004 by and between Tenant, as seller, and Landlord, as buyer) (“Commencement Date”) and end, unless sooner terminated pursuant to the terms of the Lease, on June 30, 2005 (subject to Tenant’s obligations under Section 5(b).

3. 3. Possession. The parties acknowledge that Tenant is in possession of the Premises as of the Commencement Date.

4. Monthly Rent.

☐.(a) Basic Rent. Tenant shall not be obligated to pay to Landlord rent for the Premises during the Lease Term.

(b) Common Area Charges. Except as provided in Sections 12 and 14, Tenant shall not be obligated to pay to Landlord any “common area charges” and/or “operating expenses.”

5. Termination of Lease.

☐.(a) Construction Areas. Tenant acknowledges that Landlord intends to use and occupy the Project upon the expiration or sooner termination of this Lease and that, in preparation for such use and occupancy, Landlord intends to commence the construction and renovation of leasehold and other improvements in the Premises (“Improvement Work”) as and when this Lease terminates with respect to the portions thereof specified in this Section 5. In order to permit Landlord to commence the Improvement Work, Tenant shall vacate and surrender those portions of the Premises consisting of the Construction Areas (as defined below) in accordance with Section 20 hereof by no later than January 31, 2005. Tenant hereby agrees and acknowledges that time is of the essence with respect to Tenant’s obligation to vacate and surrender the Construction Areas. Landlord and Tenant hereby agree and acknowledge that, irrespective of whether Tenant shall have vacated and surrendered the same, this Lease shall terminate with respect to the Construction Areas as of January 31, 2005, and Tenant shall have no further rights or obligations (nor shall Landlord have any further obligations) under this Lease with respect to the Construction Areas, except for those obligations under this Lease which expressly survive the termination or expiration of this Lease. The “Construction Areas” shall collectively mean: (a) the portions of the first (1st ) and second (2nd) floors of “Building A”; (b) the portions of the first (1st) and second (2nd) floors of “Building B”; and (c) the portions of the first (lst) and third (3rd) floors of “Building C” delineated without cross-hatching on Exhibit “B” attached hereto. The portion of the Premises not consisting of the Construction Areas or Tenant Common Areas (as defined below) which are delineated with cross-hatching on Exhibit “B” attached hereto shall hereinafter sometimes be collectively referred to as the “Remaining Premises.” From and after January 31, 2005, Tenant shall be permitted to use, on a non-exclusive basis with

Landlord, the entrances to the Buildings, interior corridors, restrooms, stairways and elevators more particularly shown in yellow on Exhibit “B” attached hereto (collectively, “Tenant Common Area”) as necessary to provide access to and use of the Remaining Premises. In addition, Landlord shall provide Tenant with reasonable access from the Tenant Common Area or from the exterior of the Building to the elevator in Building “C” to allow tenant access to the second and third floors of Building “C”. Tenant’s use of the Building “C” elevator shall be in common with Landlord’s construction personnel. Landlord may from time to time, upon prior notice to Tenant, change the access route to the Building “C” elevator to accommodate Landlord’s construction requirements. Landlord and Tenant hereby agree and acknowledge that, from and after January 31, 2005, the term “Premises” as used in this Lease shall refer only to the Remaining Premises less any Vacated Space (as defined below) vacated and surrendered from time to time under Section 5(b) below.

Notwithstanding the termination of the Lease as to the Construction Areas, until May 31, 2005, Tenant shall be entitled to use, on a non-exclusive basis, the (i) data Center located on the Second (2nd) floor of “Building B” for the sole purpose of maintaining its telephone “PBX” therein (“PBX Room”) and (ii) the Intermediate Distribution Frame room located on the first floor of Building “B” for purposes of maintaining Tenant’s communications cabling (“IDF Room”). Tenant acknowledges and agrees that Landlord will require exclusive access to both the PBX Room and IDF Room not later than June 1, 2005 in order to perform Improvement Work in such areas to prepare the Project for Tenant’s occupancy and use. Tenant hereby agrees that Tenant’s right to use the PBX Room and IDF Room shall terminate as of May 31, 2005 and that Tenant shall no longer have access to the PBX Room and IDF Room from and after June 1, 2005. On or before May 31, 2004, Tenant shall disconnect its telephone system from the PBX and disconnect its cabling in the IDF Room. If Tenant fails to disconnect its telephone system from the PBX and its disconnect its cabling in the IDF Room, Landlord shall have the right to do at any time from and after June 1, 2005. In such event, Landlord shall not be liable to Tenant for any loss or damage resulting from such disconnection by Landlord and Tenant waives all claims against Landlord resulting from such disconnection by Landlord. Tenant hereby agrees and acknowledges that time is of the essence with respect to Tenant’s obligation to cease its use of the PBX Room and IDF Room and disconnection of its telephone system and cabling from such areas by May 31, 2005.

☐.(b) Surrender of Remaining Premises. The parties acknowledge that, as of the Commencement Date, Tenant’s operations and personnel will be located throughout the Buildings, including the Construction Areas. After the Commencement Date, Tenant may, at Tenant’s option and sole cost and expense, consolidate its operations and personnel into less than all of the Remaining Premises and vacate and surrender those portions of the Remaining Premises from which Tenant has relocated its operations and personnel (“Vacated Space”) so as to make such portions of the Remaining Premises available for Landlord to perform Improvement Work. From and after the Commencement Date, on a bi-weekly basis, Tenant shall provide Landlord written status reports regarding its consolidation and relocation efforts. Tenant shall give Landlord written notice when it has vacated and surrendered Vacated Space. Upon Landlord’s receipt of such notice, the Lease shall terminate as to such Vacated Space. The parties shall thereafter promptly acknowledge in writing the vacation and surrender of such Vacated Space and the termination of this Lease with respect to such Vacated Space.

(c) Performance of Improvement Work. Tenant hereby agrees and acknowledges that, as and when this Lease terminates with respect to the Construction Areas and Vacated Space, Landlord may perform (or cause to be performed) Improvement Work in the Construction Areas and Vacated Space. In connection with the Improvement Work, and subject to this Section 5(c), Tenant hereby agrees and acknowledges that Landlord (and Landlord’s employees, agents, contractors, engineers, consultants and/or representatives (collectively, “Landlord’s Parties”)) shall at all times have the right to use such portions of the common areas of the Project (including, without limitation, driveways, loading areas, parking areas, lobbies, walkways, corridors and elevators) as may be necessary or desirable (in Landlord’s reasonable discretion) to perform the Improvement Work, including, without limitation, for the purpose of transporting supplies, materials and equipment. Landlord hereby agrees and acknowledges that, as and when this Lease terminates with respect to the Construction Areas and Vacated Space, Tenant and Tenant’s employees, agents, contractors, engineers, consultants and/or representatives (“Tenant’s Parties”), will continue to occupy and use the Remaining Premises for the uses set forth in Section 1 above. Landlord and Tenant agree to mutually cooperate so that Landlord can perform the Improvement Work in the Construction Areas and Vacated Space in a manner that does not unreasonably interfere with Tenant’s use of the Premises and allow Tenant to conduct its business without interruption in utilities and services. Tenant acknowledges that the Improvement Work may cause dust, noise, vibrations and other disturbances in the Premises. Except as specifically provided in this Agreement, Tenant agrees that Landlord shall in no event be liable to Tenant for any impairment of Tenant’s access, use or occupancy of the Premises resulting from Landlord’s performance of the Improvement Work, nor shall the validity of this Lease or the obligations of Tenant hereunder be affected. Landlord and Tenant agree to the following:

☐. (i) Landlord shall cause Landlord Parties to observe the existing card key access security system maintained for the Project and Landlord shall issue access cards to the Landlord Parties as necessary.

☐.(ii) Landlord Parties will use loading ramps and loading dock areas for all unloading and all deliveries of materials and equipment. Landlord Parties shall not use the loading dock for all-day parking of vehicles. No building materials shall enter the Buildings by way of the lobby unless necessary for the orderly and efficient performance of the Improvement Work. No construction materials shall be permanently stored in the Tenant Common Area.

(iii) Landlord Parties shall conduct daily clean up of any work within the Tenant Common Area, including removal of any construction debris in the Tenant Common Area. Landlord Parties shall not use trash receptacles in the Tenant Common Area for construction debris.

☐.(iv) Landlord Parties shall follow all OSHA safety regulations in, on or about the Buildings at all times.

☐.(v) Upon completion of any Improvement Work in the Tenant Common Area, the portion of the Tenant Common Area subject to such work is to be thoroughly cleaned by the Landlord Parties.

☐.(vi) Landlord shall cause Landlord Parties to use care and consideration for Tenant’s Parties when using Tenant Common Areas such as restrooms and telephones. Smoking is prohibited in the Buildings and shall be permitted outside of the Buildings only in areas reasonably designated by Landlord. All workers are required to wear shirts and shoes. Radios used by Tenant Parties shall be kept at noise levels that do not interfere with Tenant’s use and occupancy of the Remaining Premises.

In order to coordinate the Tenant’s use and occupancy of the Premises with the performance of the Improvement Work, Tenant and Landlord hereby agree to appoint a representative (each a “Construction Representative”) to coordinate the timely and efficient performance of the Improvement Work and continued use and occupancy of the Premises by Tenant. The Construction Representatives shall make good faith efforts to resolve all disputes arising from the Improvement Work in a reasonable and timely manner. Tenant hereby appoints Steve Hmelar to serve as Tenant’s Construction Representative. Landlord hereby appoints Jim Harris to serve as Landlord’s Construction Representative.

The Construction Representatives shall hold weekly meetings at which Landlord’s Construction Representative shall inform Tenant’s Construction Representative of the construction activities planned by Landlord for the forthcoming week, including any work or activity which would substantially affect Tenant’s use and enjoyment of the Premises or Tenant Common Area. If Landlord’s construction activities will involve (i) any interruption in the plumbing, fire alarm, mechanical (including the compressed air system) or electrical systems to the Premises or the Tenant Common Area (each an “Interruption”) or (ii) any entry into the Premises by Landlord Parties to perform the Improvement Work (each an “Entry”), Landlord shall provide reasonable advance written notice of such Interruption or Entry to Tenant stating the date on which Buyer desires such Interruption or Entry to occur, the name, address and telephone number of the Landlord Party who will make the Entry, and the nature and location on the Premises of the Interruption or Entry. Tenant’s Construction Representative shall provide Landlord’s Construction Representative with written notice of his approval or disapproval of the Interruption or Entry within one (1) business day after receipt of such notice; provided, however, that such approval shall not be unreasonably withheld. If Tenant’s Construction Representative reasonably disapproves of the Interruption or Entry, the Construction Representatives shall meet and negotiate in good faith to reach agreement on a time for the Interruption or Entry that does not unreasonably burden or delay the Improvement Work and does not unreasonably interfere with Tenant’s use of the Premises. If the Construction Representatives cannot reach such agreement within two (2) days after written notice of disapproval from Tenant’s Construction Representative, the matter shall be resolved by good faith negotiation by Thomas Brunton of Tenant and Clyde Hosein of Landlord. Landlord shall promptly repair any damage to the Premises or restore any services interrupted as a result of an Interruption or Entry.

In addition, if there is a failure or interruption of electricity, communications or water service or the compressed air system to or in the Premises due to the construction activities of Landlord in the Project, and not due to (i) the failure of the utility supplier to provide such service, (ii) a casualty, or (iii) the act or omission of Tenant or Tenant’s Parties, then Landlord shall use best efforts to restore such services as soon as possible. If despite such best efforts, Landlord is unable to restore such services within two (2) business days after the occurrence of the failure or interruption, and Tenant has been unable to use the Premises for the conduct of its business for more than two (2) consecutive business days as a result thereof, then, notwithstanding anything contained in this Lease, as Tenant’s sole and exclusive remedy for such failure or interruption in services, Tenant shall be entitled to damages of Ten Thousand Dollars ($10,000) per day for each business day after the expiration of said two (2) business day period until the business day that the services are restored. If such failure or interruption of services involves less than the entire Premises, then the amount such per diem damage shall be negotiated in good faith by Thomas Brunton of Tenant and Clyde Hosein of Landlord, but shall in no event exceed Ten Thousand Dollars ($10,000) per business day. Except for the per diem damages set forth in this paragraph, in no event shall Landlord be liable for any injury to Tenant’s business or loss of income or profit resulting from a failure of interruption of electricity, water or communications services or the compressed air system in the Premises due to Landlord’s construction activities.

(d) Surrender of Remaining Premises. This Lease shall terminate with respect to the Remaining Premises, less any Vacated Space previously surrendered, on June 30, 2005. Tenant shall vacate and surrender the Remaining Premises, less all Vacated Space previously surrendered, in the condition required by Section 20 hereof not later than June 30, 2005. From and after June 30, 2005, Tenant shall have no further rights or obligations (nor shall Landlord have any further obligations) under this Lease with respect to such Remaining Premises, except for those obligations under this Lease which survive the termination or expiration of this Lease. Tenant acknowledges that Landlord must have possession of the entire Premises not later than June 30, 2005 in order to complete the Improvement Work and permit Landlord to occupy and conduct its business in the Premises and therefore time is of the essence with respect to Tenant’s obligation to vacate and surrender the Remaining Premises on or before June 30, 2005.

1. 6. Restriction on Use. Tenant shall not do or permit to be done anything in or about the Premises or the Project which will constitute waste or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in or about the Premises or the Project. Tenant shall not do anything in the Premises that will cause damage to the Buildings. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or the Project except in trash containers designated for that purpose by Landlord, or where otherwise designated by Landlord; and no toxic or hazardous materials shall be disposed of through the plumbing or sewage system. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored or permitted to remain outside of the Buildings.

2. 7. Compliance with Laws. Tenant shall, in connection with its use and occupancy of the Premises, at its sole cost and expense, promptly observe and comply with (i) all laws, statutes, ordinances and governmental rules, regulations and requirements of federal, state, county, municipal and other governmental authorities, now or hereafter in effect, which shall impose any duty upon Tenant with respect to Tenant’s particular use or occupancy of the Premises, and (ii) any direction or occupancy certificate issued pursuant to law by any public authority with respect to the Premises.

3. 8. Alterations. Tenant may make or cause or allow to be made alterations, additions or improvements to the Premises (collectively referred to herein as “alterations”), but only to the extent necessary for Tenant’s continued use and occupancy of the Premises. Prior to making such alterations, Tenant shall provide Landlord with written notice describing the alteration to be made. In no event shall Tenant make any alterations in excess of Ten Thousand Dollars ($10,000) or affecting the Building’s electrical, fire alarm, life safety, heating, ventilating and air conditioning and mechanical systems without obtaining Landlord’s prior written consent, which shall not be unreasonably withheld. Landlord may require as a condition to its consent that Tenant remove any alterations prior to the expiration of the Lease Term and restore the area where such alterations were made to the condition existing on the Commencement Date in accordance with all applicable laws, codes and regulations then in effect; provided, however, that Landlord shall not require removal of any alterations if Landlord intends to demolish the area where the alteration is located as part of the Improvement Work.

9. Repair and Maintenance. Tenant hereby agrees and acknowledges that Tenant is currently in possession and occupancy of the Premises and familiar therewith. Tenant hereby further agrees and acknowledges that the Premises shall be taken in “as-is” condition, “with all faults,” “without representation or warranties.” Except as expressly provided below, Tenant shall at its sole cost keep and maintain in good condition and repair the interior of the Premises including, without limitation, the interior windows, doors and all door hardware, the interior walls and partitions. Subject to the provisions of Section 15, Landlord shall, at Landlord’s sole cost, keep and maintain the roof, structural elements, heating, ventilating and air conditioning, lighting, electrical, plumbing, mechanical and life-safety systems, the entrances to the Buildings, those portions of the Buildings outside of the Premises, the exterior walls of the Buildings and the interior and exterior common areas of the Project in good order and repair; provided, however, that Tenant shall provide janitorial services to the Tenant Common Areas at Tenant’s sole cost and expense. Tenant waives all rights under and benefits of California Civil Code Sections 1932(1), 1941, and 1942 and under any similar law, statute or ordinance now or hereafter in effect.

4. 10. Liens. Tenant shall keep the Premises and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant, its agents, employees or contractors. Should any such lien be recorded against the Project, Tenant shall give immediate notice of such lien to Landlord. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses (including attorneys’ fees) incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the rate of ten percent (10%) per annum. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord, the Premises and the Building and any other party having an interest therein, from mechanics’ and materialmen’s liens and like liens.

11. Insurance.

☐.(a) Tenant’s Insurance. Tenant, shall at all times during the Lease Term, and at its own cost and expense, procure and continue in force the following insurance coverage: (i) Commercial General Liability Insurance with a combined single limit for bodily injury and property damage of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) in the annual aggregate, covering the use of the Premises and the performance of Tenant of the indemnity agreements set forth in Section 16 hereof; and (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including a vandalism and malicious mischief endorsement and sprinkler leakage coverage in such amounts as Tenant deems necessary with respect to personal property, inventory, equipment, trade fixtures and leased equipment owned or leased by Tenant and not transferred to Landlord under the terms of the Purchase Agreement (collectively, “Tenant’s Property”).

☐.(b) Form of Policies. The aforementioned minimum limits of policies shall in no event limit the liability of Tenant hereunder. Such insurance shall name Landlord and such other persons or firms with insurable interests, as Landlord specifies from time to time, as additional insureds with an appropriate endorsement to the policy(s) and shall be with companies having a rating of not less than AVIII in Best’s Insurance Guide. Prior to the Effective Date, Tenant shall furnish to Landlord, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage with respect to any and all policies of insurance required to be maintained by Tenant pursuant to this Section 11. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be endorsed to agree that Tenant’s policy is primary and that any insurance covered by Landlord is excess and not contributing with any insurance requirement hereunder. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders.

Additionally, Tenant shall maintain Worker’s Compensation required by law and shall provide Landlord with evidence of coverage. Said evidence shall be in the form of a certificate of insurance and shall provide for Landlord to receive thirty (30) days notice of cancellation from the insurer.

☐.(c) Landlord’s Insurance. Landlord shall, at Landlord’s expense, procure and maintain at all times during the term of the Lease, (i) a policy or policies of insurance covering loss or damage to the Buildings, Existing FF&E (as defined in Section 34) and leasehold improvements in such amounts as Landlord deems necessary (exclusive of Tenant’s Property), providing protection against all perils included within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, and special extended coverage on building, and (ii) commercial general liability insurance in such amounts as are carried by reasonably prudent owners of comparable projects, and (iii) worker’s compensation coverage as required by applicable law. Upon written request from Tenant, Landlord shall inform Tenant of all insurance coverage carried by Landlord applicable to the Premises.

☐.(d) Waiver of Subrogation. The parties release each other and their respective authorized representatives from any claims for damage to the Premises, and to the fixtures, personal property, improvements, and alterations of either Landlord or Tenant, in or on the Premises, Buildings or Project, that are caused by or result from risks insured against under any insurance policies carried or required to be carried by the parties and in force at the time of any such damage. Any policy or policies of fire, extended or similar casualty insurance which either party obtains in connection with the Premises shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent any rights have been waived by the insured prior to the occurrence of injury of loss.

12. Utilities and Service; Janitorial. Tenant shall pay Landlord the amount of Fourteen Thousand Dollars ($14,000) per month as Tenant’s share of the cost of all water, gas, light, heating, ventilation and air conditioning, power, electricity, trash pickup, sewer charges and all other services supplied to or consumed in the Buildings (“Utility Costs”). Landlord and Tenant acknowledge that the foregoing monthly amount is a reasonable estimate of the percentage of utility and other services supplied to the Premises and the Tenant Common Areas. Tenant shall pay the foregoing amount of Utility Costs on the first day of each calendar month during the Lease Term. Utility Costs for any partial calendar month during Lease Term shall be prorated based on the number of days in such calendar month that the Lease Term is in effect. Landlord shall not be liable for the failure of any person or entity to furnish any of the foregoing utility services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental moratoriums, regulations or other governmental actions, or by any other cause, similar or dissimilar.

Tenant shall be responsible, at Tenant’s sole cost and expense, for providing janitorial service in the Premises and in the Tenant Common Areas. Tenant shall obtain all telephone and communications services necessary for its use and operation of the Premises at its sole cost and expense.

2. 13. Entry by Landlord. Landlord reserves, and shall have the right, upon at least twenty-four (24) hours prior notice (except in an emergency), to enter the Premises (i) to inspect the Premises,

(ii) to supply services or make repairs required to be provided or made by Landlord hereunder, and (iii) to post notices required or allowed by this Lease or by law. Landlord shall use reasonable efforts to minimize any interference with Tenant’s use or occupancy of the Premises during any such entry.

14. Common Area; Parking. Subject to the terms and conditions of this Lease, Tenant and Tenant’s employees and invitees shall have the nonexclusive right to use the driveways, sidewalks and parking areas of the Project, the entrances of the Buildings, interior corridors, stairways and elevators in the Buildings providing access to the Premises (collectively, the “Common Area”).

Tenant shall have the nonexclusive use of the parking spaces in the Common Area. Tenant shall not at any time park or permit the parking of Tenant’s trucks or other vehicles, or the trucks or other vehicles of others, adjacent to loading areas so as to interfere in any way with the use of such areas; nor shall Tenant at any time park or permit the parking of Tenant’s vehicles or trucks, or the vehicles or trucks of Tenant’s suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not park or permit any inoperative vehicle or equipment to be parked on any portion of the Common Area. Notwithstanding the foregoing, in order to assist Tenant in the surrender of the Construction Areas, Landlord shall allow Tenant to place up to ten (10) freestanding storage containers on a portion of the Project’s parking areas designated by Landlord. Tenant assumes all risk of damage or loss to Tenant’s property stored in such storage containers and Tenant hereby waives all claims against Landlord in connection therewith. All such storage containers shall be removed from the Project’s parking areas not later than June 30, 2005.

Landlord shall operate, manage and maintain the Common Area. The cost of such maintenance, operation and management of the Common Area, including maintenance of landscaping, maintenance and cleaning of parking lots and sidewalks, interior corridors, stairways and elevators in the Building shall be paid by Landlord; provided, however, Tenant shall provide and pay the cost of janitorial service for the Tenant Common Areas. Landlord shall pay all real property taxes and the costs of the insurance required to be maintained by Landlord under Section 11 hereof.

15. Damage by Fire; Casualty. In the event the Premises are damaged by any casualty which is covered under an insurance policy required to be maintained by Landlord pursuant to Section 11, Landlord shall be entitled to the use of all insurance proceeds and, subject to this Section 15 below, shall repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. In the event the Premises are damaged by any casualty not covered under an insurance policy required to be maintained pursuant to Section 11, Landlord may, at Landlord’s option, either (i) repair such damage, at Landlord’s expense, as soon as reasonably possible, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within ten (10) days after the date of the occurrence of such damage of Landlord’s intention to cancel and terminate this Lease as of the date of the occurrence of the damage. Under no circumstances shall Landlord be required to repair any injury or damage to (by fire or other cause), or to make any restoration or replacement of, any of Tenant’s Property. If the Premises are totally destroyed during the Lease Term from any cause, whether or not covered by the insurance required under Section 11, this Lease shall automatically terminate as of the date of such total destruction. Notwithstanding the foregoing, if the Premises are damaged by any casualty and cannot be restored within thirty (30) days after the date of such damage, Tenant shall have the right to terminate this Lease effective as of the date of such damage by giving written notice of such termination to Landlord within thirty (30) days after the date of such damage.

Tenant shall have no claim against Landlord for any damage, loss or expense suffered by reason of any such damage, destruction, repair or restoration. The parties waive the provisions of California Civil Code sections 1932(2) and 1933(4) (which provisions permit the termination of a lease upon destruction of the leased premises), and hereby agree that the provisions of this Section 15 shall govern in the event of such destruction.

16. Indemnification.

☐.(a) Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any claim, liability, loss, damage or expense (including attorneys’ fees) arising (i) from Tenant’s use of the Premises or from the conduct of its business or from any activity or work done, permitted or suffered by Tenant or its agents or employees in or about the Premises or Project during the Lease Term, (ii) out of the failure of Tenant to observe or comply with Tenant’s obligation to observe and comply with laws or other requirements as set forth in Section 7, (iii) by reason of any labor or service performed for, or materials used by or furnished to, Tenant or any contractor engaged by Tenant with respect to the Premises during the Lease Term, or (iv) from any other act, neglect, fault or omission of Tenant or its agents or employees in, on or about the Project during the Lease Term. The provisions of this Section 16 shall survive the expiration or earlier termination of this Lease.

☐.(b) Landlord shall indemnify, defend (with counsel reasonably acceptable to Tenant) and hold Tenant Parties harmless from and against any third-party claim, liability, loss, damage or expense (including attorneys’ fees) solely arising from the negligent acts, omissions, or willful misconduct of Landlord’s Parties in connection with Landlord’s Parties’ activities in, on or about the Project, except to the extent that such claim is for damage to the Premises and Tenant’s personal property, fixtures, furniture and equipment in the Premises and is covered by insurance that Tenant is required to obtain under this Lease (or would have been covered had Tenant carried the insurance required under this Lease).

17. Assignment and Subletting. Tenant shall not voluntarily assign, encumber or otherwise transfer its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord’s written consent (which consent Landlord may withhold in its sole and absolute discretion).

Any assignment, encumbrance or sublease without Landlord’s consent, shall constitute a default under this Lease. The merger of Tenant with another entity or the acquisition of all or substantially all of the assets of Tenant by another entity shall not constitute an assignment for purposes of this Section 17.

2. 18. Default. The occurrence of any of the following shall constitute a default by Tenant: (i) failure of Tenant to pay any sum payable under this Lease within five (5) days after notice has been given to Tenant that such payment is delinquent; or (ii) failure of Tenant to perform any other term, covenant or condition of this Lease if the failure to perform is not cured within fifteen (15) days after notice thereof has been given to Tenant (provided that if such default cannot reasonably be cured within fifteen (15) days, Tenant shall not be in default and shall have such additional time (not to exceed thirty (30) days) as may be reasonably necessary to cure such failure to perform so long as Tenantcommences to cure such failure to perform within the fifteen (15) day period and diligently and in good faith continues to cure the failure to perform). The notice referred to in clause (ii) above shall specify the failure to perform and the applicable provision of this Lease and shall demand that Tenant perform the provisions of this Lease within the applicable period of time. No notice shall be deemed a forfeiture or termination of this Lease unless Landlord so elects in the notice.

In the event of a default by Tenant, then Landlord, in addition to any other rights and remedies of Landlord at law or in equity, shall have the right to terminate Tenant’s right to possession of the Premises (and thereby terminate this Lease). Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, it shall have the immediate right of entry and may remove all persons and property from the Premises and shall have all the rights and remedies of a landlord provided by California Civil Code Section 1951.2 or any successor code section. Tenant’s Property removed from the Premises may be stored in a public or private warehouse or elsewhere at the sole cost and expense of Tenant. In the event that Tenant shall not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, Landlord may sell any or all thereof at a public or private sale in such manner and at such times and places that Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant.

19. Eminent Domain. If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payments, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance. Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing, Tenant shall be entitled to any compensation for its relocation expenses necessitated by such taking, but only to the extent the condemning authority makes a separate award therefor or specifically identifies a portion of the award as being therefor. Each party waives the provisions of Section 1265.130 of the California Code of Civil Procedure (which section allows either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises).

In the event of a partial taking, or conveyance in lieu thereof, of the Premises, then Tenant may terminate this Lease as of the date of such taking if Tenant determines that the remaining portion of the Premises is not satisfactory for Tenant’s use. Any election by Tenant to so terminate shall be by written notice given to Landlord within fifteen (15) days from the date of such taking or conveyance. If a portion of the Premises is taken by power of eminent domain or conveyance in lieu thereof and neither Landlord nor Tenant terminates this Lease as provided above, then this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed.

2. 20. Notice and Covenant to Surrender. On the expiration of the Lease Term or sooner termination of this Lease in accordance with Section 5 above, Tenant shall surrender to Landlord the Premises (or applicable portion thereof) in the condition existing as of the Commencement Date (normal wear and tear, casualty and condemnation excepted). On or prior to the expiration of the Lease Term, or sooner termination thereof in accordance with Section 5 above, Tenant shall, at Tenant’s sole cost and expense, remove all of Tenant’s personal property, furniture, equipment and trade fixtures from the Premises (but not the Existing FF&E) and repair any damage caused by such removal.

3. 21. Holding Over. TENANT ACKNOWLEDGES THAT LANDLORD REQUIRES IMMEDIATE POSSESSION OF THE REMAINING PREMISES UPON THE EXPIRATION OF THE LEASE IN ORDER TO COMPLETE THE IMPROVEMENT WORK FOR LANDLORD’S USE AND OCCUPANY OF THE BUILDINGS, TO MOVE LANDLORD’S PERSONNEL AND OPERATIONS INTO THE BUILDINGS AND TO BEGIN THE OPERATION OF ITS BUSINESS IN THE BUILDINGS. TENANT FURTHER ACKNOWLEDGES THAT IF TENANT FAILS TO VACATE AND SURRENDER THE REMAINING PREMISES TO LANDLORD ON OR BEFORE JUNE 30, 2005 AND HOLDS OVER IN THE REMAINING PREMISES FOR ANY PERIOD OF TIME AFTER JUNE 30, 2005, TENANT SHALL BE IN BREACH OF ITS OBLIGATIONS HEREUNDER. THE PARTIES AGREE THAT THE ACTUAL DAMAGES LANDLORD MAY SUFFER AS A RESULT OF SUCH BREACH WOULD BE EXTREMELY DIFFICULT OR IMPOSSIBLE TO DETERMINE. THE PARTIES FURTHER AGREE THAT THE AMOUNT OF $350,000.00 PER MONTH FOR EACH MONTH OR ANY PORTION THEREOF THAT TENANT HOLDS OVER IN THE REMAINING PREMISES AFTER JUNE 30, 2005 IS THE PARTIES’ BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES LANDLORD WOULD SUFFER BY TENANT’S HOLDING OVER, AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT. THE FOREGOING AMOUNT SHALL CONSTITUTE LIQUIDATED DAMAGES FOR TENANT’S BREACH OF ITS OBLIGATION TO SURRENDER AND VACATE THE REMAINING PREMISES ON OR BEFORE JUNE 30, 2005. NOTWITHSTANDING THE FOREGOING, LANDLORD SHALL NOT BE RESTRICTED BY THE PROVISIONS OF THIS SECTION 21 FROM BRINGING AN ACTION FOR UNLAWFUL DETAINER

TO REMOVE TENANT FROM THE REMAINING PREMISES AFTER JUNE 30, 2005. THE PAYMENT OF THE AMOUNT SPECIFIED ABOVE AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 1671, 1676 AND 1677.

ACCEPTED AND AGREED TO:

LANDLORD TENANT

1. 22. Certificate of Estoppel. Tenant shall, within fifteen (15) calendar days after request therefor, execute and deliver to Landlord, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified and stating the modifications. The certificate shall also state the amount of any sums due hereunder, the date to which any such amounts has/have been paid in advance, and shall include such other items as Landlord may reasonably request. Failure to deliver such certificate within such time shall constitute a conclusive acknowledgment by Tenant that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. Any such certificate requested by Landlord may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or Project.

2. 23. Attorneys’ Fees. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party all expenses of litigation, including, without limitation, travel expenses, attorneys’ fees, expert witness fees, trial and appellate court costs, and deposition and transcript expenses.

3. 24. Waiver. No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent payments shall not constitute a waiver of any other default and acceptance of partial payments shall not be construed as a waiver of the balance of such payment due. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

4. 25. Notices. All notices, demands, requests, consents and other communications which may be given or are required to be given by either party to the other shall be in writing and shall be sufficiently made and delivered if personally served or if sent by United States first class mail, postage prepaid. All such communications from Tenant to Landlord shall be served or addressed to Tenant at Integrated Device Technology, Inc., 2975 Stender Way, Santa Clara, CA 95054, Attn: James L. Laufman, Vice President, General Counsel. All such communications by Landlord to Tenant shall be served or addressed to Tenant at Electroglas, Inc., 6024 Silver Creek Valley Road, San Jose, CA

95138 Attn: Mr. Thomas Brunton. Either party may change its address by notifying the other of such change. Each such communication shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.

5. 26. Governing Law; Severability. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be held or rendered invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

6. 27. Interest on Past Due Obligations; Late Charge. Any amount due from one party to the other party hereunder which is not paid when due shall bear interest at the rate of ten percent (10%) per annum from when due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by such delinquent party. In addition, Tenant acknowledges that late payment by Tenant to Landlord of Utility Costs or of any other amount due Landlord from Tenant, will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord, e.g., by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any such payment due from Tenant is not received by Landlord within five (5) days after Tenant’s receipt of written notice from Landlord that such payment is due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue payment as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant.

7. 28. Entire Agreement. This Lease, including any exhibits and attachments, constitutes the entire agreement between Landlord and Tenant relative to the Premises and this Lease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree that all prior or contemporaneous oral agreements between and among themselves or their agents or representatives relative to the leasing of the Premises are merged in or revoked by this Lease. This Lease is not intended to alter the rights and obligations of the parties under the Purchase Agreement.

8. 29. Corporate Authority. Each party represents and warrants to the other that this Lease has been duly authorized by such party, and that upon execution and delivery to the other party, shall constitute a valid and binding obligation of such party.

9. 30. Real Estate Brokers. Each party represents and warrants to the other party that it has not had dealings in any manner with any real estate broker, finder or other person with respect to the Premises and the negotiation and execution of this Lease except CPS on behalf of Landlord and Tenant (“Broker”). The parties acknowledge and agree that the Broker is not being compensated separately for this Lease but is being paid a commission in connection with the Purchase Agreement. Each party shall indemnify and hold harmless the other party from all damage, loss, liability and expense (including attorneys’ fees and related costs) arising out of or resulting from any claims for commissions or fees that may or have been asserted against the other party by any broker, finder or other person with whom Tenant or Landlord has or purportedly has dealt with in connection with the Premises and the negotiation and execution of this Lease.

1. 31. Exhibits and Attachments. All exhibits and attachments to this Lease are a part hereof.

2. 32. Environmental Matters.

☐.(a) Environmental Law Compliance. During the Lease Term, Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined in Section 32(d) below) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws and Environmental Permits, and will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance.

☐.(b) Prohibition. Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials on the Premises, or the Project, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Project except for limited quantities used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises.

☐.(c) Indemnity. Tenant shall defend, indemnify and hold harmless Landlord from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages, costs and expenses (including attorneys’ and consultants’ fees and expenses) incurred by, imposed on or asserted against Landlord based on, or arising or resulting from

☐.(a) the actual or alleged presence of Hazardous Materials in the Premises which is caused or permitted by Tenant during the Lease Term.

☐.(d) Definitions. As used herein, the following terms shall have the following meanings: “Hazardous Materials” means (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas;

☐.(ii) any substances defined as or included in the definition of “hazardous substances,” “hazardouswastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure to which is regulated by any governmental authority. “Environmental Law(s)” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq. “Environmental Permits” means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

1. 33. Signage. Tenant shall not, without obtaining the prior written consent of Landlord, install or attach any new or additional sign or advertising material on any part of the outside of the Buildings. Tenant may maintain any existing signs on the Buildings or Premises until the expiration of the Lease Term.

2. 34. Existing FF&E. Tenant shall have the right to use the furniture, fixtures and equipment located in the Premises as of the Commencement Date and transferred from Tenant to Landlord under the terms of the Purchase Agreement (“Existing FF&E”). The parties acknowledge that Landlord purchased the Existing FF&E from Tenant on the Commencement Date of this Lease. Tenant hereby agrees that Tenant shall accept and use such Existing FF&E in its “AS IS” condition, “with all faults” and without any express or implied warranty from Landlord (or any of Landlord’s agents, employees and/or representatives) of any kind. Tenant is not relying on any representations or warranties of any kind whatsoever, express or implied, from Landlord, its agents or brokers as to any matters concerning such Existing FF&E, including, without limitation, any implied warranty of fitness for a particular purpose. The Existing FF&E shall remain the property of Landlord during the Lease Term. Notwithstanding the preceding sentence, during the Lease Term, Tenant shall, at Tenant’s sole cost and expense, be responsible for cleaning, repairing, maintaining and replacing the Existing FF&E. Landlord shall have no duty to repair, maintain or replace such Existing FF&E. Tenant shall, at Tenant’s sole cost and expense, maintain the Existing FF&E in good condition and repair during the Lease Term. Tenant hereby assumes all risk of damage to property or injury to persons in connection with the use of the Existing FF&E and Tenant hereby waives all clams in respect thereof against Landlord. For purposes of this Section 34, “good condition and repair” shall mean the condition of such Existing FF&E as of the Commencement Date, reasonable wear and tear, casualty and condemnation excepted. In no event shall Tenant remove the Existing FF&E from the Premises. Upon the expiration (or earlier termination) of the Lease Term, Tenant shall surrender the Existing FF&E to Landlord in the same condition existing on the Commencement Date, reasonable wear and tear excepted.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease on the date first above written.

LANDLORD:

INTEGRATED DEVICE TECHNOLOGY, INC. a Delaware corporation

By:

Its:

By:

Its:

TENANT:

ELECTROGLAS, INC., a Delaware corporation

By: Its:
By: Its:

EXHIBIT “A” PREMISES Building A-2 story Customer Pavilion/Main Lobby containing approximately 17,992 square feet Building B-2 story Office/Manufacturing building containing approximately 141,311 square feet Building C-3 story Office Building containing approximately 89,247 square feet. Building D-2 story Employee Pavilion containing approximately 14,559 square feet.

Acrobat Document EXHIBIT “E”

LEASES

1. 1. PCS Site Agreement dated September 19, 2000 between Electroglas, Inc., a

Delaware corporation, and Sprint Spectrum L.P., a Delaware limited partnership, as evidenced by a Owner’s Consent, Non-Disturbance and Attornment Agreement recorded November 1, 2000 as Document No. 15443344 of the Official Records of Santa Clara County, California.

2. 2. Building and Rooftop Lease Agreement dated October 24, 2003 between Electroglas, Inc., a Delaware corporation, and GTE Mobilnet of California Limited Partnership, d/b/a Verizon Wireless, by Cellco Partnership, its partner, as evidenced by a Memorandum of Lease Agreement recorded January 27, 2004 as Document No. 17587539 of the Official Records of Santa Clara County, California.

3. 3. Communications Site Lease Agreement dated March 24, 2004 between Electroglas, Inc., a Delaware corporation, and Pacific Bell Wireless, LLC, a Nevada limited liability company, d/b/a Cingular Wireless, as evidenced by a Memorandum of Lease recorded August 9, 2004 as Document No. 17940459 of the Official Records of Santa Clara County, California.

EXHIBIT “F”

DEFINITION OF HAZARDOUS SUBSTANCES

The term “Hazardous Substance” as used in this Agreement shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the statutes or regulations listed below and any and all of those substances included within the definitions of “hazardous substances”, “hazardous materials”, “hazardous waste”, “hazardous chemical substance or mixture”, “imminently hazardous chemical substance or mixture”, “toxic substances”, “hazardous air pollutant”, “toxic pollutant” or “solid waste” in the statues or regulations listed below. Hazardous Substances shall also mean any and all other similar terms defined in other federal state and local laws, statutes, regulations, orders or rules and materials and wastes which are, or in the future become, regulated under applicable local, state or federal law for the protection of health or the environment or which are classified as hazardous or toxic substances, materials or waste, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, and (vii) radioactive materials and waste.

In addition, a Hazardous Substance shall include:

☐.(l) a “Hazardous Substance”, “Hazardous Material”, “Hazardous Waste”, or “Toxic Substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801, et seq., or the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq.;

☐.(2) an “Extremely Hazardous Waste”, a “Hazardous Waste”, or a “Restricted

Hazardous Waste”, under §§ 25115, 25117 or 25122.7 of the California Health and Safety Code, or is listed or identified pursuant to §§ 25140 or 44321 of the California Health and Safety Code;

☐.(3) a “Hazardous Material”, “Hazardous Substance”, “Hazardous Waste”, “Toxic Air Contaminant”, or “Medical Waste” under §§ 25281, 25316, 25501, 25501.1, 25023.2 or 39655 of the California Health and Safety Code;

☐.(4) “Oil” or a “Hazardous Substance” listed or identified pursuant to § 311 of the Federal Water Pollution Control Act, 33 U.S.C. § 1321, as well as any other hydrocarbonic substance or by-product;

☐.(5) listed or defined as a “Hazardous Waste”, “Extremely Hazardous Waste”, or an “Acutely Hazardous Waste” pursuant to Chapter 11 of Title 22 of the California Code of Regulations;

☐.(6) listed by the State of California as a chemical known by the State to cause cancer or reproductive toxicity pursuant to § 25249.8(a) of the California Health and Safety Code;

☐.(7) a material which due to its characteristics or interaction with one or more other substances, chemical compounds, or mixtures, damages or threatens to damage, health, safety, or the environment, or is required by any law or public agency to be remediated, including remediation which such law or public agency requires in order for the property to be put to any lawful purpose;

☐.(8) any material the presence of which would require remediation pursuant to the guidelines set forth in the State of California Leaking Underground Fuel Tank Field Manual, whether or not the presence of such material resulted from a leaking underground fuel tank;

☐.(9) pesticides regulated under the Federal Insecticide, Fungicide and Rodenticide Act, 7

U.S.C. §§ 136 et seq.;

☐.(10) asbestos, PCBs, and other substances regulated under the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.;

☐.(l1) any radioactive material including, without limitation, any “source material”, “special nuclear material”, “by-product material”, “low-level wastes”, “high-level radioactive waste”, “spent nuclear fuel” or “transuranic waste”, and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq., the Nuclear Waste Policy Act, 42 U.S.C. §§ 10101 et seq., or pursuant to the California Radiation Control Law, California Health and Safety Code §§ 25800 et seq.

☐.(12) industrial process and pollution control wastes, whether or not “hazardous” within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.;

☐.(13) regulated under the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq., or the California Occupational Safety and Health Act, California Labor Code §§ 6300 et seq.; and/or

☐.(14) regulated under the Clean Air Act, 42 U.S.C. §§ 7401 et seq. or pursuant to Division 26 of the California Health and Safety Code.

All other laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders, promulgated pursuant to said foregoing statutes and regulations or any amendments or replacement thereof, provided such amendments or replacements shall in no way limit the original scope and/or definition of Hazardous Substance defined herein.

EXHIBIT “G”

GRANT DEED

Order No.
Escrow or Loan No.

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

Integrated Device Technology, Inc.
2975 Stender Way
Santa Clara, CA 95054
Attn: James L. Laufman, Esq.,
Vice President, General Counsel
SPACE ABOVE THIS LINE FOR RECORDER’S USE

Mail Tax Statements to:	The undersigned grantor declares:

Same as above	Documentary Transfer Tax is shown on a separate sheet attached to this deed and is not a part of the public record.

A.P.N.

GRANT DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

ELECTROGLAS, INC., a Delaware corporation,

hereby GRANTS to INTEGRATED DEVICE TECHNOLOGY, INC., a Delaware corporation that certain real property in the City of San Jose, County of Santa Clara, State of California, more particularly described as follows: See Attachment 1

This Grant is made subject to all those matters set forth on the list of Permitted Exceptions attached hereto as

Attachment 2 and made a part hereof.

ELECTROGLAS, INC., a Delaware corporation

Dated:	By:

Its:

By:

Its:
DO NOT RECORD

FILOR REQUESTS DO NOT RECORD STAMP VALUE

NOTE: This Declaration is not a public record Document #

                             DECLARATION OF TAX DUE:

SEPARATE PAPER:

(Revenue and Taxation Code 11932-11933)

DOCUMENTARY TRANSFER TAX IS $                     (        ) Computed on full value (        ) Computed on full value less liens or encumbrances remaining at the time of conveyance APN: Property located in:

(            ) Unincorporated

(    X    ) City of San Jose

CITY CONVEYANCE TAX IS $

Signature of party determining tax

Name (Typed or Printed)

STATE OF CALIFORNIA
	}	SS.
COUNTY OF SANTA CLARA

On , before me, , personally appeared ,	CAPACITY CLAIMED BY SIGNER
Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.
personally known to me–OR-proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
INDIVIDUAL CORPORATE OFFICERS(S)

–

Title(s)
PARTNER(S) LIMITED
GENERAL
ATTORNEY-IN-FACT
WITNESS my hand and official seal.	TRUSTEE(S)
GUARDIAN/CONSERVATOR OTHER:
SIGNATURE OF NOTARY

SIGNER IS REPRESENTING:
Name of Person(s) or Entity(ies)

ATTACHMENT 1

LEGAL DESCRIPTION OF PROPERTY

Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL A:

All of Parcel A of that certain Lot Line Adjustment Permit, File No. AT 98-03-031, issued by the City of San Jose, California, and recorded August 10, 1998 as Document No. 14327079 of Official Records. Said land being more particularly described as follows: Being a portion of Lot 1, together with a portion of Lot 2, as said Lots are shown upon that certain Map filed for record on December 22, 1983, in Book 523 of Maps, at pages 5 and 6, Santa Clara County Records and lying within the City of San Jose, County of Santa Clara, State of California, also together with a portion of that certain 6.70 acre parcel of land as shown on that Record of Survey entitled “Being a part of Lots 7 & 1 of the Fontanoso Tract, Book H of Maps at page 147”, filed for record on October 24, 1950 in Book 29 of Maps at page 6, Santa Clara County Records, being more particularly described as follows: Beginning at the intersection of the Northeasterly line of said Lot 1 (Book 523 of Maps at pages 5 and 6) and the Southeasterly line of that certain parcel of land granted to the City of San Jose, by Grant Deed recorded February 19, 1985 in Book J254, page 146, Official Records; thence South 45° 00’ 00” East 920.47 feet along said Northeasterly line of said Lot 1 and the Northeasterly line of said Lot 2 to the most Easterly corner of said Lot 2; thence South 44° 59’ 36” West 357.01 feet along the Southeasterly line of said Lot 2; thence South 89° 59’ 30” West 923.05 feet along the Southerly line of said Lot 2; thence leaving said Southerly line of said Lot 2 North 00° 00’ 11” East, 61.11 feet; thence North 36° 06’ 20” West, 301.18 feet; thence North 53° 53’ 40” East 347.75 feet; thence North 25° 03’ 20” West 52.74 feet to the Southeasterly line of that certain Parcel of land granted to the City of San Jose, by Grant Deed recorded February 19, 1985, in Book J254 at page 146, Santa Clara County Records and the Southeasterly line of Silver Creek Valley Road (formerly known as Fontanoso Road) as shown on that certain Record of Survey of the Monument line of Hellyer Avenue, filed for record on March 14, 1984 in Book 525 of Maps at pages 52 through 59, and the beginning of a non-tangent curve to the left, the center of which bears North 26° 01’ 47” West; thence Northeasterly along the Southeasterly line of last said parcel granted to the City of San Jose and said Southeasterly line of Silver Creek Valley Road, along said curve to the left with a radius of 1264.00 feet through a central angle of 18° 58’ 05” for an arc length of 418.45 feet and North 45° 00’ 08” East 147.61 feet to the point of beginning.

PARCEL B:

All of Parcel B of that certain Lot Line Adjustment Permit, File No. AT 98-03-031, issued by the City of San Jose, California, and recorded August 10, 1998 as Document No. 14327079 of Official Records. Said land being more particularly described as follows: Being a portion of that certain 6.70 acre parcel of land as shown on that Record of Survey entitled “Being a part of Lots 7 & 1 of the Fontanoso Tract, Book H of Maps at page 147”, filed for record on October 24, 1950 in Book 29 of Maps at page 6, Santa Clara County Records, together with portions of Lot 1 and Lot 2, as said Lots are shown upon that certain Map filed for record on December 22, 1983, in Book 523 of Maps, at pages 5 and 6, Santa Clara County Records and lying within the City of San Jose, County of Santa Clara, State of California, being more particularly described as follows: Beginning at the intersection of the Northeasterly line of Lot 1 as said Lot is shown upon that certain map filed for record on December 22, 1983 in Book 523 of Maps, at pages 5 and 6, Santa Clara County Records and lying within the City of San Jose, County of Santa Clara, State of California and the Southeasterly line of that certain parcel of land granted to the City of San Jose by Grant Deed recorded February 19, 1985 in Book J254, page 146, Official Records; thence South 45° 00’ 00” East 920.47 feet along said Northeasterly line of said Lot 1 and the Northeasterly line of said Lot 2 to the most Easterly corner of said Lot 2; thence South 44° 59’ 36” West 357.01 feet along the Southeasterly line of said Lot 2; thence South 89° 59’ 30” West 923.05 feet along the Southerly line of said Lot 2 to the true point of beginning; thence leaving said Southerly line of said Lot 2 North 00° 00’ 11” East 61.11 feet; thence North 36° 06’ 20” West 301.18 feet; thence North 53° 53’ 40” East 347.75 feet; thence North 25° 03’ 20” West, 52.74 feet to the Southeasterly line of that certain Parcel of land granted to the City of San Jose by Grant Deed recorded February 19, 1985 in Book J254, page 146, Official Records and the Southeasterly line of Silver Creek Valley Road (formally known Fontanoso Road), as shown on that certain Record of Survey of the Monument line of Hellyer Avenue, filed for record on March 14, 1984 in Book 525 of Maps at pages 52 through 59, and the beginning of a non-tangent curve to the left, the center of which bears North 26° 01’ 47” West; thence Southwesterly along the Southeasterly line of last said parcel granted to the City of San Jose and said Southeasterly line of Silver Creek Valley Road, along said curve to the right with a radius of 1264.00 feet through a central angle of 11° 55’ 41” for an arc length of 263.15 feet to a point in the Westerly line of said Lot 1 and the most Southerly corner of said parcel of land granted to the City of San Jose; thence continuing Westerly along the Southeasterly line of Silver Creek Road, and the Southerly line of that parcel granted to the City of San Jose by Grant Deed recorded January 2, 1985, in Book J158, at page 385 Official Records along a curve to the right with a radius of 1264.00 feet through a central angle of 15° 22’ 50” for an arc length of 339.31 feet and North 88° 43’ 16” East 5.35 feet to the Northwesterly line of said 6.70 acre parcel; thence South 73° 00’ 30” West 271. 24 feet along said Northwesterly line to the most Northeasterly corner of that certain Parcel B granted to the Santa Clara Valley Water Conservation District by Grant Deed recorded March 13, 1959 in Book 4352 of page 646, Official Records; thence along the Northeasterly line of said parcel, the following three (3) courses; (1) South 42° 43’ 41” East 176.98 feet; (2) Along a curve to the right with a radius of 480.00 feet through a central angle of 4° 17’ 00” for an arc length of 35.88 feet and (3) South 38° 26’ 41” East 246.31 feet to the Southerly line of said 6.70 acreparcel; thence North 89° 59’ 30” East 447.14 feet along the Southerly line of said parcel to the Southeast corner of said 6.70 acre parcel; thence North 89° 59’ 30” East 22.78 feet along Southerly line of Lot 2 to the true point of beginning.

EXCEPTING THEREFROM all that portion thereof conveyed to the City of San Jose, a California Corporation Charter City by Grant Deed recorded March 20, 2000, as

Document No. 15184621 of Official Records.

APN: 678-93-24, 26, 34

Arb: 678-14-007; 007.01; 007.01.01; 008; 008.01; 008.01.01; 008.01.02; 008.02; 008.02.01

ATTACHMENT 2 PERMITTED EXCEPTIONS [To be added prior to the Close of Escrow]

EXHIBIT “H”

BILL OF SALE

For good and valuable consideration, the receipt of which is hereby acknowledged, ELECTROGLAS, INC., a Delaware corporation (“Seller”), does hereby sell, transfer, and convey to INTEGRATED DEVICE TECHNOLOGY, INC., a Delaware corporation (“Buyer”), that certain personal property more particularly described on Exhibit “A” attached hereto (“Personal Property”) owned and used by Seller in the operation and maintenance of that certain real property owned by Seller more particularly described on Exhibit “B” attached hereto (“Property”).

Seller is the lawful owner of Seller’s interest in the Personal Property and has not sold or hypothecated the Personal Property.

This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

Dated this      day of                     , 2005.

SELLER:

ELECTROGLAS, INC., a Delaware corporation

By:

Its:

By:

Its:

EXHIBIT “A” TO EXHIBIT “H”

LIST OF PERSONAL PROPERTY

Area	Property Transferred to Buyer
All Areas Office Equipment:	None

All Areas Cubicles Components:	Walls Writing surfaces overhead cabinets file cabinets Chairs book shelves

All Areas Hard Wall Offices:	Chairs Desks File Cabinets Book Shelves White boards attached to walls Clocks attached to walls Pictures of SJ Campus Tables

Break rooms:	Refrigerators Microwave’s Water Purifiers Tables and chairs

Training Rooms:	Tables Chairs Permanently attached white boards and screens

Conference Rooms:	Tables Chairs Cabinets Clocks Projector Screens White boards attached to walls

Board Room:	Chairs Tables AV Equipment Clocks Campus Pictures Projector screen Kitchen Equipment

Demo Room:	A/V Equipment located in room or associated closet Built in Projector and screen

Hallways:	SJ Campus pictures

Lobby:	Receptionist Station Chairs Tables

Cafeteria & Patio:	All Kitchen equipment not supplied by corporate Chef All Tables and Chairs

Fitness Center:	All Fitness Equipment

Security:	All equipment, software, cameras associated with the security system

Engineering Labs:	shelving bolted to building

Shipping/Receiving:	Shelving and cages bolted to building Pallet Racks

Data Center (NOC):	UPS System Equipment Racks Cable Plant

Wiring Closets:	Racks and patch panels

Equipment Pads:	Compressors Pumps Generators

Other Facility Property:	Demountable Walls Bike Lockers

Storage Areas C3 Storage area:	None

B2 accounting record area:	None

EXHIBIT “B” TO EXHIBIT “H”

LEGAL DESCRIPTION OF PROPERTY

Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL A:

All of Parcel A of that certain Lot Line Adjustment Permit, File No. AT 98-03-031, issued by the City of San Jose, California, and recorded August 10, 1998 as Document No. 14327079 of Official Records. Said land being more particularly described as follows: Being a portion of Lot 1, together with a portion of Lot 2, as said Lots are shown upon that certain Map filed for record on December 22, 1983, in Book 523 of Maps, at pages 5 and 6, Santa Clara County Records and lying within the City of San Jose, County of Santa Clara, State of California, also together with a portion of that certain 6.70 acre parcel of land as shown on that Record of Survey entitled “Being a part of Lots 7 & 1 of the Fontanoso Tract, Book H of Maps at page 147”, filed for record on October 24, 1950 in Book 29 of Maps at page 6, Santa Clara County Records, being more particularly described as follows: Beginning at the intersection of the Northeasterly line of said Lot 1 (Book 523 of Maps at pages 5 and 6) and the Southeasterly line of that certain parcel of land granted to the City of San Jose, by Grant Deed recorded February 19, 1985 in Book J254, page 146, Official Records; thence South 45° 00’ 00” East 920.47 feet along said Northeasterly line of said Lot 1 and the Northeasterly line of said Lot 2 to the most Easterly corner of said Lot 2; thence South 44° 59’ 36” West 357.01 feet along the Southeasterly line of said Lot 2; thence South 89° 59’ 30” West 923.05 feet along the Southerly line of said Lot 2; thence leaving said Southerly line of said Lot 2 North 00° 00’ 11” East, 61.11 feet; thence North 36° 06’ 20” West, 301.18 feet; thence North 53° 53’ 40” East 347.75 feet; thence North 25° 03’ 20” West 52.74 feet to the Southeasterly line of that certain Parcel of land granted to the City of San Jose, by Grant Deed recorded

February 19, 1985, in Book J254 at page 146, Santa Clara County Records and the Southeasterly line of Silver Creek Valley Road (formerly known as Fontanoso Road) as shown on that certain Record of Survey of the Monument line of Hellyer Avenue, filed for record on March 14, 1984 in Book 525 of Maps at pages 52 through 59, and the beginning of a non-tangent curve to the left, the center of which bears North 26° 01’ 47” West; thence Northeasterly along the Southeasterly line of last said parcel granted to the City of San Jose and said Southeasterly line of Silver Creek Valley Road, along said curve to the left with a radius of 1264.00 feet through a central angle of 18° 58’ 05” for an arc length of 418.45 feet and North 45° 00’ 08” East 147.61 feet to the point of beginning.

PARCEL B:

All of Parcel B of that certain Lot Line Adjustment Permit, File No. AT 98-03-031, issued by the City of San Jose, California, and recorded August 10, 1998 as Document No. 14327079 of Official Records. Said land being more particularly described as follows: Being a portion of that certain 6.70 acre parcel of land as shown on that Record of Survey entitled “Being a part of Lots 7 & 1 of the Fontanoso Tract, Book H of Maps at page 147”, filed for record on October 24, 1950 in Book 29 of Maps at page 6, Santa Clara County Records, together with portions of Lot 1 and Lot 2, as said Lots are shown upon that certain Map filed for record on December 22, 1983, in Book 523 of Maps, at pages 5 and 6, Santa Clara County Records and lying within the City of San Jose, County of Santa Clara, State of California, being more particularly described as follows: Beginning at the intersection of the Northeasterly line of Lot 1 as said Lot is shown upon that certain map filed for record on December 22, 1983 in Book 523 of Maps, at pages 5 and 6, Santa Clara County Records and lying within the City of San Jose, County of Santa Clara, State of California and the Southeasterly line of that certain parcel of land granted to the City of San Jose by Grant Deed recorded February 19, 1985 in Book J254, page 146, Official Records; thence South 45° 00’ 00” East 920.47 feet along said Northeasterly line of said Lot 1 and the Northeasterly line of said Lot 2 to the most Easterly corner of said Lot 2; thence South 44° 59’ 36” West 357.01 feet along the Southeasterly line of said Lot 2; thence South 89° 59’ 30” West 923.05 feet along the Southerly line of said Lot 2 to the true point of beginning; thence leaving said Southerly line of said Lot 2 North 00° 00’ 11” East 61.11 feet; thence North 36° 06’ 20” West 301.18 feet; thence North 53° 53’ 40” East 347.75 feet; thence North 25° 03’ 20” West, 52.74 feet to the Southeasterly line of that certain Parcel of land granted to the City of San Jose by Grant Deed recorded February 19, 1985 in Book J254, page 146, Official Records and the Southeasterly line of Silver Creek Valley Road (formally known Fontanoso Road), as shown on that certain Record of Survey of the Monument line of Hellyer Avenue, filed for record on March 14, 1984 in Book 525 of Maps at pages 52 through 59, and the beginning of a non-tangent curve to the left, the center of which bears North 26° 01’ 47” West; thence Southwesterly along the Southeasterly line of last said parcel granted to the City of San Jose and said Southeasterly line of Silver Creek Valley Road, along said curve to the right with a radius of 1264.00 feet through a central angle of 11° 55’ 41” for an arc length of 263.15 feet to a point in the Westerly line of said Lot 1 and the most Southerly corner of said parcel of land granted to the City of San Jose; thence continuing Westerly along the Southeasterly line of Silver Creek Road, and the Southerly line of that parcel granted to the City of San Jose by Grant Deed recorded January 2, 1985, in Book J158, at page 385 Official Records along a curve to the right with a radius of 1264.00 feet through a central angle of 15° 22’ 50” for an arc length of 339.31 feet and North 88° 43’ 16” East 5.35 feet to the Northwesterly line of said 6.70 acre parcel; thence South 73° 00’ 30” West 271. 24 feet along said Northwesterly line to the most Northeasterly corner of that certain Parcel B granted to the Santa Clara Valley Water Conservation District by Grant Deed recorded March 13, 1959 in Book 4352 of page 646, Official Records; thence along the Northeasterly line of said parcel, the following three (3) courses; (1) South 42° 43’ 41” East 176.98 feet; (2) Along a curve to the right with a radius of 480.00 feet through a central angle of 4° 17’ 00” for an arc length of 35.88 feet and (3) South 38° 26’ 41” East 246.31 feet to the Southerly line of said 6.70 acre parcel; thence North 89° 59’ 30” East 447.14 feet along the Southerly line of said parcel to the Southeast corner of said 6.70 acre parcel; thence North 89° 59’ 30” East 22.78 feet along Southerly line of Lot 2 to the true point of beginning.

EXCEPTING THEREFROM all that portion thereof conveyed to the City of San Jose, a California Corporation Charter City by Grant Deed recorded March 20, 2000, as Document No. 15184621 of Official Records.

APN: 678-93-24, 26, 34

Arb: 678-14-007; 007.01; 007.01.01; 008; 008.01; 008.01.01; 008.01.02; 008.02; 008.02.01

EXHIBIT “I”

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (“Assignment”) is executed this      day of             , 2005, by and between ELECTROGLAS, INC., a Delaware corporation (“Assignor”) and INTEGRATED DEVICE TECHNOLOGY, INC., a Delaware corporation (“Assignee”).

RECITALS

A. Assignor is the owner of certain real property located at 6024 Silver Creek Valley Road, San Jose, California (the “Property”), which Property is more particularly described in Exhibit A attached hereto.

B. The Property is currently subject to that those certain leases (the “Existing Leases”) identified on Exhibit B attached hereto.

C. Assignee is acquiring the Property from Assignor pursuant to that certain Agreement for Purchase and Sale of Real Property dated as of December     , 2004 (the “Purchase Agreement”).

D. Assignor desires (concurrently with its transfer and conveyance of the Property to Assignee) to assign and transfer to Assignee its interest, as landlord, under the Existing Leases, and Assignee desires to acquire from Assignor the interest of Assignor, as landlord, under the Existing Leases and to assume all of the obligations of Assignor as landlord under the Existing Leases. This Assignment shall be effective as of the date the grant deed from Assignor to Assignee is recorded in the Official Records of the County of Santa Clara, California (the “Effective Date”).

NOW, THEREFORE, it is hereby agreed as follows:

1. 1. As of the Effective Date, Assignor does hereby assign, transfer and convey to Assignee all of Assignor’s right, title and interest as landlord under the Existing Leases. Assignee hereby accepts the foregoing assignment, transfer and conveyance of Assignor’s interest as landlord under the Existing Leases, and hereby assumes all of the obligations of Assignor as landlord under the Existing Leases arising from and after the Effective Date.

2. 2. Assignee shall indemnify, defend and hold Assignor harmless from any claim, loss or liability arising out of or in any way connected with a default of landlord under the Existing Leases which shall occur on or after the Effective Date. Assignor shall indemnify, defend and hold Assignee harmless from any claim, loss or liability arising out of or in any way connected with a default of landlord under the Existing Leases which shall have occurred prior to the Effective Date.

3. 3. This Assignment may be executed in counterparts, each of which shall be an original, but all of which shall constitute one instrument. In addition, counterpart signature pages may be annexed to one Assignment.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the date set forth above, to be effective as of the Effective Date.

ASSIGNOR:

ELECTROGLAS, INC., a Delaware corporation

By:

Its:

By:

Its:

ASSIGNEE:

INTEGRATED DEVICE TECHNOLOGY, INC., a Delaware corporation

By:

Its:

By:

Its:

EXHIBIT “A” TO EXHIBIT “I”

LEGAL DESCRIPTION OF THE PROPERTY

Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL A:

All of Parcel A of that certain Lot Line Adjustment Permit, File No. AT 98-03-031, issued by the City of San Jose, California, and recorded August 10,1998 as Document No. 14327079 of Official Records. Said land being more particularly described as follows: Being a portion of Lot 1, together with a portion of Lot 2, as said Lots are shown upon that certain Map filed for record on December 22, 1983, in Book 523 of Maps, at pages 5 and 6, Santa Clara County Records and lying within the City of San Jose, County of Santa Clara, State of California, also together with a portion of that certain 6.70 acre parcel of land as shown on that Record of Survey entitled “Being a part of Lots 7 & 1 of the Fontanoso Tract, Book H of Maps at page 147”, filed for record on October 24, 1950 in Book 29 of Maps at page 6, Santa Clara County Records, being more particularly described as follows: Beginning at the intersection of the Northeasterly line of said Lot 1 (Book 523 of Maps at pages 5 and 6) and the Southeasterly line of that certain parcel of land granted to the City of San Jose, by Grant Deed recorded February 19, 1985 in Book J254, page 146, Official Records; thence South 45° 00’ 00” East 920.47 feet along said Northeasterly line of said Lot 1 and the Northeasterly line of said Lot 2 to the most Easterly corner of said Lot 2; thence South 44° 59’ 36” West 357.01 feet along the Southeasterly line of said Lot 2; thence South 89° 59’ 30” West 923.05 feet along the Southerly line of said Lot 2; thence leaving said Southerly line of said Lot 2 North 00° 00’ 11” East, 61.11 feet; thence North 36° 06’ 20” West, 301.18 feet; thence North 53° 53’ 40” East 347.75 feet; thence North 25° 03’ 20” West 52.74 feet to the Southeasterly line of that certain Parcel of land granted to the City of San Jose, by Grant Deed recorded February 19, 1985, in Book J254 at page 146, Santa Clara County Records and the Southeasterly line of Silver Creek Valley Road (formerly known as Fontanoso Road) as shown on that certain Record of Survey of the Monument line of Hellyer Avenue, filed for record on March 14, 1984 in Book 525 of Maps at pages 52 through 59, and the beginning of a non-tangent curve to the left, the center of which bears North 26° 01’ 47” West; thence Northeasterly along the Southeasterly line of last said parcel granted to the City of San Jose and said Southeasterly line of Silver Creek Valley Road, along said curve to the left with a radius of 1264.00 feet through a central angle of 18° 58’ 05” for an arc length of 418.45 feet and North 45° 00’ 08” East 147.61 feet to the point of beginning.

PARCEL B:

All of Parcel B of that certain Lot Line Adjustment Permit, File No. AT 98-03-031, issued by the City of San Jose, California, and recorded August 10, 1998 as Document No. 14327079 of Official Records. Said land being more particularly described as follows: Being a portion of that certain 6.70 acre parcel of land as shown on that Record of Survey entitled “Being a part of Lots 7 & 1 of the Fontanoso Tract, Book H of Maps at page 147”, filed for record on October 24, 1950 in Book 29 of Maps at page 6, Santa

Clara County Records, together with portions of Lot 1 and Lot 2, as said Lots are shown upon that certain Map filed for record on December 22, 1983, in Book 523 of Maps, at pages 5 and 6, Santa Clara County Records and lying within the City of San Jose, County of Santa Clara, State of California, being more particularly described as follows: Beginning at the intersection of the Northeasterly line of Lot 1 as said Lot is shown upon that certain map filed for record on December 22, 1983 in Book 523 of Maps, at pages 5 and 6, Santa Clara County Records and lying within the City of San Jose, County of Santa Clara, State of California and the Southeasterly line of that certain parcel of land granted to the City of San Jose by Grant Deed recorded February 19, 1985 in Book J254, page 146, Official Records; thence South 45° 00’ 00” East 920.47 feet along said Northeasterly line of said Lot 1 and the Northeasterly line of said Lot 2 to the most Easterly corner of said Lot 2; thence South 44° 59’ 36” West 357.01 feet along the Southeasterly line of said Lot 2; thence South 89° 59’ 30” West 923.05 feet along the Southerly line of said Lot 2 to the true point of beginning; thence leaving said Southerly line of said Lot 2 North 00° 00’ 11” East 61.11 feet; thence North 36° 06’ 20” West 301.18 feet; thence North 53° 53’ 40” East 347.75 feet; thence North 25° 03’ 20” West, 52.74 feet to the Southeasterly line of that certain Parcel of land granted to the City of San Jose by Grant Deed recorded February 19, 1985 in Book J254, page 146, Official Records and the Southeasterly line of Silver Creek Valley Road (formally known Fontanoso Road), as shown on that certain Record of Survey of the Monument line of Hellyer Avenue, filed for record on March 14, 1984 in Book 525 of Maps at pages 52 through 59, and the beginning of a non-tangent curve to the left, the center of which bears North 26° 01’ 47” West; thence Southwesterly along the Southeasterly line of last said parcel granted to the City of San Jose and said Southeasterly line of Silver Creek Valley Road, along said curve to the right with a radius of 1264.00 feet through a central angle of 11° 55’ 41” for an arc length of 263.15 feet to a point in the Westerly line of said Lot 1 and the most Southerly corner of said parcel of land granted to the City of San Jose; thence continuing Westerly along the Southeasterly line of Silver Creek Road, and the Southerly line of that parcel granted to the City of San Jose by Grant Deed recorded January 2, 1985, in Book J158, at page 385 Official Records along a curve to the right with a radius of 1264.00 feet through a central angle of 15° 22’ 50” for an arc length of 339.31 feet and North 88° 43’ 16” East 5.35 feet to the Northwesterly line of said 6.70 acre parcel; thence South 73° 00’ 30” West 271. 24 feet along said Northwesterly line to the most Northeasterly corner of that certain Parcel B granted to the Santa Clara Valley Water Conservation District by Grant Deed recorded March 13, 1959 in Book 4352 of page 646, Official Records; thence along the Northeasterly line of said parcel, the following three (3) courses; (1) South 42° 43’ 41” East 176.98 feet; (2) Along a curve to the right with a radius of 480.00 feet through a central angle of 4° 17’ 00” for an arc length of 35.88 feet and (3) South 38° 26’ 41” East 246.31 feet to the Southerly line of said 6.70 acre parcel; thence North 89° 59’ 30” East 447.14 feet along the Southerly line of said parcel to the Southeast corner of said 6.70 acre parcel; thence North 89° 59’ 30” East 22.78 feet along Southerly line of Lot 2 to the true point of beginning.

EXCEPTING THEREFROM all that portion thereof conveyed to the City of San Jose, a California Corporation Charter City by Grant Deed recorded March 20, 2000, as Document No. 15184621 of Official Records.

APN: 678-93-24, 26, 34

Arb: 678-14-007; 007.01; 007.01.01; 008; 008.01; 008.01.01; 008.01.02; 008.02; 008.02.01

EXHIBIT “B” TO EXHIBIT “I”

EXISTING LEASES

1. 1. PCS Site Agreement dated September 19, 2000 between Electroglas, Inc., a Delaware corporation, and Sprint Spectrum L.P., a Delaware limited partnership, as evidenced by a Owner’s Consent, Non-Disturbance and Attornment Agreement recorded November 1, 2000 as Document No. 15443344 of the Official Records of Santa Clara County, California.

2. 2. Building and Rooftop Lease Agreement dated October 24, 2003 between Electroglas, Inc., a Delaware corporation, and GTE Mobilnet of California Limited Partnership, d/b/a Verizon Wireless, by Cellco Partnership, its partner, as evidenced by a Memorandum of Lease Agreement recorded January 27, 2004 as Document No. 17587539 of the Official Records of Santa Clara County, California.

1.	Communications Site Lease Agreement dated March 24, 2004 between Electroglas, Inc., a Delaware corporation, and Pacific Bell Wireless, LLC, a Nevada limited liability company, d/b/a Cingular Wireless, as evidenced by a Memorandum of Lease recorded August 9, 2004 as Document No. 17940459 of the Official Records of Santa Clara County, California.

EXHIBIT “J”

ASSIGNMENT

Assignment and Assumption of Contracts, Documents and Intangible Property

For good and valuable consideration, the receipt of which is hereby acknowledged, ELECTROGLAS, INC. a Delaware corporation (“Assignor”), hereby irrevocably assigns, transfers and sets over to INTEGRATED DEVICE TECHNOLOGY, INC., a Delaware corporation (“Assignee”) all of Assignor’s right, title and interest in and to (i) the contracts (the “Contracts”) enumerated in Schedule A attached hereto and made a part hereof, (ii) any and all governmental permits and approvals (the “Permits and Approvals”) related to the Buildings located on the Real Property being conveyed by Assignor to Assignee by Grant Deed of even date herewith, (iii) all guarantees, warranties, surveys, engineering studies and reports (including, without limitation, soils, environmental geotechnical and structural surveys and studies), permits required for the operation of the Real Property, licenses, certificates, franchises and building plans and specifications relating to the Buildings and the Real Property (“Documents”), and (iv) all air rights, any licenses, franchises, permits, development rights, certificates of occupancy, entitlements, general intangibles, authorizations and approvals used in connection with the ownership, use and operation of the Real Property (“Intangible Property”). All terms not otherwise defined herein shall have the same meaning as set forth in that certain Agreement for Purchase and Sale of Real Property dated as of December     , 2004 by and between Assignor and Assignee.

Assignee hereby assumes all obligations in connection with the Contracts and the Permits and Approvals, arising or first becoming due and payable after the date hereof and Assignor shall continue to be responsible for all monetary obligations in connection with the Contracts and the Permits and Approvals that become due and payable prior to the date hereof. Assignor hereby represents and warrants only that it has not previously assigned the Contracts, the Permits and Approvals, Documents and Intangible Property.

With respect to the assignment of the Documents to Assignee, such assignment shall be on a non-exclusive basis in order that Assignor may reserve the right to pursue any claims which it may have against a consultant, warrantor or guarantor pursuant to the Documents.

All terms of this Assignment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns. No modification, waiver, amendment, discharge or change of this Assignment shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

This Assignment shall be construed and enforced in accordance with the laws of the State of California.

This Assignment may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment of this              day of             , 2004.

ASSIGNOR:

ELECTROGLAS, INC., a Delaware corporation

By:

Its:

By:

Its:

ASSIGNEE:

INTEGRATED DEVICE TECHNOLOGY, INC., a Delaware corporation

By:

Its:

By:

Its:

SCHEDULE A TO EXHIBIT “J”

LIST OF CONTRACTS

[To be added prior to the Close of Escrow]

EXHIBIT “K”

CERTIFICATION OF NON-FOREIGN STATUS (Entity Transferor)

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by ELECTROGLAS, INC., the undersigned hereby certifies the following on behalf of ELECTROGLAS, INC.:

1. 1. ELECTROGLAS, INC. is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. 2. ELECTROGLAS, INC.’s U.S. employer identification number is                     ; and

3. 3. ELECTROGLAS, INC.’s office address is 6024 Silver Creek Valley Road, San Jose, California 95138, Attn: Mr. Thomas Brunton.

ELECTROGLAS, INC. understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of ELECTROGLAS, INC.

ELECTROGLAS, INC., a Delaware corporation

Dated:	By:

Its: